SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We will hold the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. at the W Hotel, 181 Third Street, San Francisco, California, on Thursday, April 29, 2004. The meeting will start at 10:00 a.m. local time. At the meeting, we will ask you to:

•	Elect nine directors;

•	Ratify the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year;

•	Approve the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan; and

•	Transact any other business that properly comes before the meeting.

By Order of the Board of Directors,

HOLLIS M. O’BRIEN

Secretary

This proxy statement and accompanying proxy card are first being distributed on or about March 15, 2004.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE ONLINE AT PROXYVOTE.COM OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1. Q:	WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made by the Board of Directors of Advanced Micro Devices, Inc. We have retained MacKenzie Partners, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including MacKenzie Partners’ fee, which we expect to be approximately $7,500.

2. Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	This proxy statement was first mailed to stockholders on or about March 15, 2004.

3. Q:	WHAT MAY I VOTE ON?

A:	You may vote on:

•	The election of directors to serve on our Board of Directors;

•	The appointment of our independent auditors for the current fiscal year; and

•	The approval of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (the 2004 Plan).

4. Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The Board recommends that you vote:

•	FOR each of the director nominees;

•	FOR the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year; and

•	FOR the approval of the 2004 Plan.

5. Q:	WHO IS ENTITLED TO VOTE?

A:	Stockholders as of the close of business on March 1, 2004 (the Record Date) are entitled to vote on all items properly presented at the Annual Meeting. On the Record Date, approximately 351,825,351 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at the principal place of business of AMD, located at One AMD Place, Sunnyvale, California, at least ten days before the Annual Meeting. The list of stockholders will also be available at the time and place of the Annual Meeting.

6. Q:	HOW DO I VOTE BY MAIL?

A:

If you complete and properly sign each proxy card you receive and return it in the prepaid envelope to us, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the ratification of the appointment of our auditors and FOR the approval of the 2004 Plan. However, if your shares are held by your broker, you must instruct your broker how to vote on the 2004 Plan or your broker can not vote on the approval of the 2004 Plan. See question 13, below.

7. Q:	CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8. Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:	Only stockholders as of the close of business on March 1, 2004, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on March 1, 2004 to attend the meeting.

9. Q:	CAN I VOTE AT THE MEETING?

A.	Yes. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on March 1, 2004.

10. Q:	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

A.	Yes. You may change your vote at any time before the voting concludes at the Annual Meeting by:

•	Sending in another proxy with a later date by mail, telephone or over the Internet;

•	Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting in person at the Annual Meeting.

11. Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on March 1, 2004.

12. Q:	WHAT IS A “QUORUM”?

A:	A “quorum” is a majority of the outstanding shares. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

13. Q:	WHAT IS BROKER “DISCRETIONARY” VOTING?

A:	Under the rules of the New York Stock Exchange (NYSE), if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors and ratification of our auditors in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker. Your broker cannot vote your shares without your instruction on how to vote on the approval of the 2004 Plan, so it is very important that you instruct your broker how to vote on this proposal.

14. Q:	HOW ARE MATTERS PASSED OR DEFEATED?

A:	The nine director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Ratification of the appointment of our independent auditors must receive affirmative votes from more than 50 percent of the shares that are voted to be approved. An abstention has the same effect as a vote AGAINST this proposal. For our 2004 Plan to be approved, over 50 percent of our outstanding shares must be voted on the proposal. For this purpose, shares voted FOR, AGAINST and ABSTAIN are considered to be voted, but broker non-votes do not count as shares voted. In addition, of the total number of shares voted on the proposal, over 50 percent must be voted FOR the proposal for it to be approved. An abstention has the same effect as a vote against this proposal.

15. Q:	WHO WILL COUNT THE VOTES?

A:	Proxies will be tabulated by ADP-ICS, Inc.

16. Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to ADP-ICS and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit ADP-ICS to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

17. Q:	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

A:	We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Hector de J. Ruiz, our Chief Executive Officer, and Hollis M. O’Brien, our Secretary, to vote on such matters at their discretion.

18. Q:	WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?

A:

Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to the Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, M.S. 68, Sunnyvale, California 94088 on or before November 28, 2004. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a stockholders meeting, an additional notice of any nomination or proposal must be received by us between January 29 and February 28, 2005. If our

2005 Annual Meeting is not within 30 days of April 29, 2005, to be timely, the notice by the stockholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first. More information on our bylaws is included in this proxy statement on beginning on page 6, including a description of the information that must be included in the stockholder notice.

19. Q:	WILL AMD WEBCAST THE ANNUAL MEETING?

A.	Yes. The Annual Meeting will be webcast live. You can access it by going to AMD’s Investor Relations Web site at: www.amd.com. The webcast will enable you to listen only. You will not be able to ask questions. The Annual Meeting audio webcast will be available on our Web site for a period of time after the meeting.

ITEM 1—ELECTION OF DIRECTORS

Effective October 28, 2003, in accordance with our bylaws, the Board increased the authorized number of directors from eight to nine. Nine directors will be elected at the Annual Meeting. All directors are elected annually and serve a one-year term until the next Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors selected, and the Board of Directors accepted, the following nine persons as nominees for election to the Board: Mr. W. J. Sanders III, Dr. Hector de J. Ruiz, Dr. W. Michael Barnes, Mr. Charles M. Blalack, Dr. R. Gene Brown, Mr. Bruce Claflin, Ms. H. Paulett Eberhart, Mr. Robert B. Palmer and Dr. Leonard M. Silverman. Dr. Friedrich Baur, currently a member of the Board, will not be standing for re-election. Our Board has nominated Ms. Eberhart to fill this vacancy. All of the other nominees are currently directors of AMD. Dr. Barnes and Mr. Claflin were appointed to the Board in 2003. Dr. Barnes, Mr. Claflin and Ms. Eberhart were referred to our Nominating and Corporate Governance Committee by an executive search firm retained by the Committee to assist in identifying qualified director candidates.

The Board of Directors expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise. All of our current Board member nominees are expected to be present at the 2004 Annual Meeting. All of our 2003 Board member nominees were present at the 2003 Annual Meeting.

The experience and background of each of the nominees follows.

W. J. Sanders III—Mr. Sanders, 67, has been a director since 1969. Mr. Sanders has held the office of Chairman of the Board since he co-founded AMD in 1969 and will be appointed Chairman Emeritus following his re-election. Mr. Sanders was the Chief Executive Officer of AMD from 1969 until he retired on April 25, 2002.

Dr. Hector de J. Ruiz—Dr. Ruiz, 58, has been a director since 2000. Dr. Ruiz is currently our President and Chief Executive Officer and will be appointed Chairman of the Board following his re-election. Dr. Ruiz joined AMD as President and Chief Operating Officer in January 2000 and became our Chief Executive Officer on April 25, 2002. Before joining AMD, Dr. Ruiz served as President of the Motorola, Inc. Semiconductor Products Sector since 1997. From 1991 to 1995, Dr. Ruiz was Senior Vice President and General Manager of Motorola’s paging and messaging businesses and in 1996 became Executive Vice President and General Manager of those businesses. Dr. Ruiz joined Motorola in 1977 and, from 1977 to 1991, he held various executive positions in Motorola’s Semiconductor Products Sector. Before joining Motorola, Dr. Ruiz worked at Texas Instruments, Inc. from 1972 to 1977. Dr. Ruiz is a member of the Board of Directors of Eastman Kodak Company.

Dr. W. Michael Barnes—Dr. Barnes, 61, was appointed a director on October 28, 2003. Dr. Barnes served as Senior Vice President and Chief Financial Officer of Rockwell International Corporation (Rockwell), a diversified NYSE company, from 1991 until his retirement in 2001. Dr. Barnes joined Collins Radio Company (Collins) in 1968 as a member of the corporate operations research staff. Collins was acquired by Rockwell in 1973, and Dr. Barnes held various management positions at Rockwell until 1991. He was named a distinguished alumnus by the Texas A&M University College of Engineering in 1992, is a member of the Texas A&M University chancellor’s Century Council and is on the university’s Engineering Advisory Board.

Charles M. Blalack—Mr. Blalack, 77, has been a director since 1989. Mr. Blalack is Chairman of the Board and Chief Executive Officer of Blalack and Company, a registered investment advisor, and has been since 1969. From 1970 until 1991, Mr. Blalack was Chief Executive Officer of Blalack-Loop, Inc., an investment banking firm and member of the National Association of Securities Dealers. Prior to 1970, he was founder, Chairman and Chief Executive Officer of BW & Associates, an investment banking firm and member of the New

York Stock Exchange. Mr. Blalack was a member of the Board of Directors of Monolithic Memories, Inc. until it was acquired by AMD in 1987.

Dr. R. Gene Brown—Dr. Brown, 71, has been a director since 1969. Dr. Brown has been an independent private investor and financial management consultant since 2000. He was a director of Hagler Bailly, Inc., a consulting firm, from 1998 to 2000. Dr. Brown was a non-employee Managing Director of Putnam, Hayes & Bartlett, Inc., an economic and management consulting firm, from 1975 to 1998, when it was acquired by Hagler Bailly, Inc. From 1961 to 1968, Dr. Brown was a full-time professor in the graduate schools of business at Harvard University and then Stanford University. From 1968 to 1974, Dr. Brown was Vice President of Corporate Development for Syntex Corporation, and from 1974 to 1976, Dr. Brown was President of Berkeley BioEngineering.

Bruce Claflin—Mr. Claflin, 52, was appointed a director on August 1, 2003. Mr. Claflin is President, Chief Executive Officer, and a member of the Board of Directors of 3Com Corporation (3Com), a provider of voice and data networking products and services, and has been since January 2001. He joined 3Com as President and Chief Operating Officer in August of 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, sales and marketing for Digital Equipment Corporation (Digital). Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of the IBM PC Company’s worldwide R&D, product and brand management, as well as president of IBM PC Company Americas. Previously, Mr. Claflin served on the Board of Directors of Time Warner Telecom.

H. Paulett Eberhart—Ms. Eberhart, 50, is a nominee for the Board of Directors. Ms. Eberhart is the President—Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, from 2003 until she retires on March 31, 2004. Ms. Eberhart has been an employee of EDS since 1985. Prior to her current position, she was Senior Vice President—EDS and President—Solutions Consulting. She was also a member of the Executive Operations Team and Investment Committee of EDS. From 2001 to 2002, Ms. Eberhart served as the Senior Vice President, Information Solutions, U.S. and from 1999 to 2001 as the Senior Vice President, Information Solutions, Southwest Region. In 1998, she was the Senior Vice President, Finance. During this time she was a member of the Board of Directors of AT Kearney, a subsidiary of EDS. Between 1995 and 1998, Ms. Eberhart served in various management positions in the area of Finance at EDS. Ms. Eberhart served as the chair of the Political Action Committee for EDS and is a member of the Financial Executives Institute and American Institute of Certified Public Accountants.

Robert B. Palmer—Mr. Palmer, 63, has been a director since 1999. Mr. Palmer was the Chairman and Chief Executive Officer of Digital Equipment Corporation (Digital) from 1995 until his retirement in 1998. Mr. Palmer was appointed Chief Executive Officer and President of Digital in October 1992. From 1985 to 1992, Mr. Palmer served in various executive positions at Digital. Before Digital, Mr. Palmer was Executive Vice President of Semiconductor Operations at United Technologies Corporation (UTC), joining UTC in 1980 when it acquired Mostek Corporation, where he was a member of the founding team in 1969. Mr. Palmer is on the Board of Trustees of the Cooper Institute for Aerobic Research, a non-profit preventative medicine research and education organization.

Dr. Leonard M. Silverman—Dr. Silverman, 64, has been a director since 1994. Dr. Silverman was Dean of the School of Engineering of the University of Southern California from 1984 until June 2001. He currently holds the Fred O’Green Chair in Engineering at the same institution. He was elected to the National Academy of Engineering in 1988 and is a Fellow of the Institute of Electrical and Electronic Engineers. Dr. Silverman is a member of the Board of Directors of Statmon Technologies.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on our Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2005 Annual Meeting must be a stockholder of record when they give us notice, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than 60 nor more than 90 days before the anniversary date of the immediately preceding Annual Meeting. For our 2005 Annual Meeting, the notice must be delivered between January 29, 2005 and February 28, 2005. However, if our 2005 Annual Meeting is not within 30 days of April 29, 2005, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the Annual Meeting was made or the day the notice of the Meeting is mailed. The stockholder’s notice must include the following information, for the person proposed to be nominated:

•	his or her name, age, nationality, business and residence addresses;

•	his or her principal occupation and employment;

•	the class and number of shares of stock owned beneficially or of record by him or her; and

•	any other information required to be disclosed in a proxy statement.

The stockholder’s notice must also include the following information, for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	their names and addresses;

•	the class and number of shares of stock owned beneficially and of record by them;

•	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made;

•	a representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

•	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

•	any other information that would be required to be included in a proxy statement.

The chair of the Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee on page 9. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation.

Communications with the Board or Non-Management Directors

Stockholders who wish to communicate with our Board of Directors or with only non-management directors may send their communications in writing to our Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, M.S. 68, Sunnyvale, California 94088 or send an email to Corporate.Secretary@amd.com. Our Corporate Secretary will forward these communications to our lead independent director. Stockholders should direct their communication to either the Board of Directors or to Non-Management Directors. Communications will not be forwarded to the lead independent director unless the stockholder submitting the communication identifies himself or herself by name and sets out the class and number of shares of stock owned by himself or herself beneficially or of record.

Your Board of Directors unanimously recommends that you vote “FOR” the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will vote “FOR” the proposed nominees.

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Guidelines (Guidelines) to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Guidelines and reporting and recommending any changes to the Guidelines to the Board of Directors.

The Guidelines provide that a majority of the members of the Board must meet the criteria for independence as required by applicable law and the New York Stock Exchange listing standards. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. Our Board of Directors has determined that a majority of our director nominees (consisting of Dr. Barnes, Mr. Blalack, Dr. Brown, Mr. Claflin, Ms. Eberhart, Mr. Palmer and Dr. Silverman) are independent in accordance with applicable law and the New York Stock Exchange rules. Although the Company received payment from 3Com Corporation for product purchases during 3Com’s fiscal year 2002 and 2003, the Board has concluded that the business relationship of Mr. Claflin, as Chief Executive Officer of 3Com, with the Company is well below the thresholds in the NYSE independence rules, is otherwise immaterial and does not interfere with Mr. Claflin’s exercise of independent judgment in his service on the Audit Committee.

The Board of Directors has adopted a Code of Ethics that applies to all directors and employees entitled, “Worldwide Standards of Business Conduct,” which we designed to help directors and employees resolve ethical issues encountered in the business environment. The Code of Conduct covers topics such as conflicts of interest, compliance with laws, confidentiality of company information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of company assets.

The Board of Directors has also adopted a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

Each of the Committees described below has adopted a charter, which has been approved by the Board of Directors. These charters are attached to this proxy statement as appendices. You can access our bylaws, the latest Committee charters, Corporate Governance Guidelines and Codes of Conduct and Ethics adopted by the Board of Directors at the Investor Relations Web page of our Web site at www.amd.com or by writing to us at Corporate Secretary, AMD, One AMD Place, M.S. 68, Sunnyvale, California 94088, or emailing us at Corporate.Secretary@amd.com. We will provide you with this information free of charge. Please note that information contained on our Web site is not incorporated by reference in, or considered to be a part of, this document.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held 13 regularly scheduled and special meetings during the 2003 fiscal year. All Directors attended all of the meetings of the Board of Directors in 2003. The Board has Audit, Compensation and Nominating and Corporate Governance Committees. The members of the committees and their Chairs are selected by the Nominating and Corporate Governance Committee and then appointed by the Board annually. In 2003, the Board of Directors appointed Mr. Robert Palmer as the lead independent director of the Board of Directors. In that capacity, Mr. Palmer chairs executive sessions of the independent directors, which are held at least twice a year. Executive sessions of the independent directors were held five times in 2003.

Audit Committee. The Audit Committee consists of Dr. R. Gene Brown, as Chair, Dr. W. Michael Barnes, Mr. Bruce Claflin, Mr. Robert B. Palmer and Mr. Charles M. Blalack, each of whom is financially literate and determined by the Board of Directors to be “independent.” The Board of Directors has determined that Dr. Brown is an “audit committee financial expert.” Dr. Barnes and Mr. Claflin were appointed as new members on October 28, 2003. The Audit Committee held 15 meetings during 2003. The Audit Committee assists the

Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of our internal audit function and the independent auditors. The Audit Committee is also directly responsible for the appointment, compensation and retention and oversight of the work of the independent auditors, who report directly to the Committee. The Audit Committee meets alone with our financial and legal personnel, and with our independent auditors, who have free access to the Audit Committee at any time. The director of our Internal Audit and Control Department reports to the Chair of the Audit Committee and to our Chief Financial Officer and serves a staff function for the Audit Committee. All members of the Audit Committee attended all the meetings of the Committee, except in one instance. The Audit Committee Charter is attached to this proxy statement as Appendix A.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Robert B. Palmer, as Chair, Mr. Charles M. Blalack, Dr. R. Gene Brown and Dr. Leonard Silverman, each determined by the Board of Directors to be “independent.” The Nominating and Corporate Governance Committee met five times in 2003 to consider nominees and appointees to the Board and other corporate governance matters. The Committee met twice during February 2004 to consider nominees for the 2004 Annual Meeting and other corporate governance matters. The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to us and oversight of the evaluation of the board and management. In evaluating candidates to determine if they are qualified to become Board members, the Committee looks for the following attributes, among others the Committee deems appropriate: personal and professional character, integrity, ethics and values; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; academic expertise in an area of our operations; communications and interpersonal skills and practical and mature business judgment. The Committee also evaluates board members’ and nominees’ service on the board of other public companies. Although the Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. In 2003, the Committee retained an executive search firm to assist in identifying qualified candidates, at our expense. Mr. Claflin, Dr. Barnes and Ms. Eberhart were referred to the Committee by the executive search firm. The Committee also evaluated candidates identified by their personal contacts and other Board members. For a detailed description of the process for nomination of director candidates by stockholders, please see pages 6 and 7 above. The Committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. All members of the Nominating and Corporate Governance Committee attended all the meetings of the Committee, except in one instance. The Nominating and Corporate Governance Committee Charter is attached to this proxy statement as Appendix B.

Compensation Committee.    The Compensation Committee consists of Dr. Leonard Silverman, as Chair, Dr. R. Gene Brown, Mr. Charles M. Blalack and Mr. Robert Palmer, each determined by the Board to be “independent.” Dr. Silverman was appointed chair on May 1, 2003 and Mr. Palmer was appointed as a new member on October 28, 2003. During 2003, the Compensation Committee met six times. The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of the Company’s executives and members of the Board. In consultation with management and the Board, the Committee designs, recommends to the Board for approval and evaluates the compensation plans, policies and programs of the Company. The Committee ensures that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. All members of the Compensation Committee attended all the meetings of the Committee. The Compensation Committee Charter is attached to this proxy statement as Appendix C.

DIRECTORS’ COMPENSATION AND BENEFITS

In 2003, we paid each director who was not an employee of AMD an annual fee of $30,000, a fee of $2,000 for attendance at each regular or special meeting of the Board and a fee of $1,200 for attendance at each meeting of any committee on which the director served. In addition, in 2003, we paid the Chair of the Audit Committee an annual fee of $20,000, the Chair of the Compensation Committee an annual fee of $10,000 and the lead independent director an annual fee of $20,000, for service in these capacities. In December 2003, we provided each member of the Board a laptop computer powered by our mobile AMD AthlonTM XP-M processor 2500+. We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services for AMD, and, on a few occasions, travel expenses of their spouses. In 2003, we provided Dr. Brown with family medical and dental insurance benefits, which are valued at $4,298 and are also taxable to him. Dr. Brown will provide his own insurance benefits beginning in 2004.

Under a non-discretionary formula approved by our stockholders, and contained in the proposed 2004 Plan, we grant initial options to purchase 50,000 shares of common stock to non-employee directors on their first election to the Board. These first options are granted in four installments of 12,500 shares each and vest 4,166 shares on the first anniversary of the grant, with the balance vesting monthly over the next two years.

If the Director remains on the Board, we automatically grant annual supplemental options to purchase 25,000 shares of common stock on each re-election. These annual options are granted in four installments of 6,250 shares each and vest 2,083 shares on April 30 of the year following the grant, with the balance vesting monthly over the next two years.

The options vest only if the director is serving on the Board on the vesting date. The exercise price of each option is the fair market value of our common stock on the date of grant. Under our current stock plan, the options expire on the earlier of 10 years plus one day from the grant date or 12 months (for options granted before April 26, 2001) or 24 months (for options granted after April 26, 2001) following termination of a director’s service on the Board.

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of March 1, 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corporation(1) 82 Devonshire Street Boston, Massachusetts 02109	20,056,864 (sole dispositive power as to all shares and sole voting power as to 3,248,064 shares)	5.70%
Oppenheimer Funds, Inc.(2) Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	18,504,786 (shared dispositive power to all shares)	5.26%

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corporation (FMR). Fidelity Management and Research Company (Fidelity), a wholly owned subsidiary of FMR, is an investment advisor and the beneficial owner of 16,771,400 shares or 4.77 percent of our common stock. Fidelity Management Trust Company (Fidelity Trust), a wholly owned subsidiary of FMR, is a bank and the beneficial owner of 1,982,564 shares or less than one percent of our common stock. Strategic Advisers, Inc., a wholly owned subsidiary of FMR, is an investment advisor and is the beneficial owner of 900 shares or less than one percent of our common stock. Fidelity Trust and Strategic Advisers, Inc. are located at the same address as FMR. Fidelity International Limited (FIL), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, provides investment advisory and management services to non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 1,302,000 shares or less than one percent of our common stock.
(2)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004 by Oppenheimer Funds (Oppenheimer). Oppenheimer is an investment advisor and disclaims beneficial ownership of all shares pursuant to Rule 13d-4 of the Exchange Act of 1934.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of March 1, 2004, by our directors, by the nominees for election as directors, by each of our executive officers listed in the Summary Compensation Table below, and by all of our directors and executive officers as of December 28, 2003 as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(3)
W. J. Sanders III	4,127,212	(4)	1.17%
Dr. Hector de J. Ruiz	2,478,577		*
Dr. W. Michael Barnes	4,083		*
Dr. Friedrich Baur	48,651		*
Charles M. Blalack	91,051		*
Dr. R. Gene Brown	136,299		*
Bruce Claflin	2,083		*
H. Paulett Eberhart	0		*
Robert B. Palmer	79,051		*
Dr. Leonard M. Silverman	101,718		*
William T. Siegle(5)	612,108		*
Derrick R. Meyer(6)	432,420		*
Bertrand Cambou(7)	164,602		*
All directors and executive officers as a group (15 persons)	10,414,946	(8)	2.96%

*	Less than one percent
(1)	Some of the individuals may share voting power with regard to the listed shares with their spouses.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options are vested or will vest within 60 days of March 1, 2004 pursuant to our stock option plans:

Mr. W. J. Sanders	3,600,000 shares
Dr. Hector de J. Ruiz	2,430,577 shares
Dr. W. Michael Barnes	2,083 shares
Dr. Friedrich Baur	47,133 shares
Mr. Charles M. Blalack	87,051 shares
Dr. R. Gene Brown	93,051 shares
Mr. Bruce Claflin	2,083 shares
Ms. Paulett Eberhart	0 shares
Mr. Robert B. Palmer	75,051 shares
Dr. Leonard M. Silverman	101,718 shares
Dr. William T. Siegle	597,251 shares
Mr. Derrick R. Meyer	419,806 shares
Dr. Bertrand Cambou	159,170 shares
All directors and executive officers as a group	9,719,809 shares
(3)	Based on 351,825,351 shares of common stock outstanding as of March 1, 2004.
(4)	Includes 8,000 shares owned by Mr. Sanders’ minor daughter, as to which Mr. Sanders disclaims beneficial ownership.
(5)	Dr. Siegle is the Senior Vice President, Technology Operations and Chief Scientist of AMD. He resigned his executive officer position at the end of fiscal 2003.
(6)	Mr. Meyer is the Senior Vice President, Computation Products Group of AMD.
(7)	Dr. Cambou is the Senior Vice President of AMD and President and Chief Executive Officer of FASL LLC, our majority-owned subsidiary.
(8)	Includes 236,000 shares subject to options that expire on April 27, 2004.

EXECUTIVE OFFICERS OF THE REGISTRANT

The following persons were our executive officers as of March 1, 2004:

Hector de J. Ruiz—Dr. Ruiz, 58, is our President and Chief Executive Officer and will be appointed Chairman of the Board of Directors following his re-election. Dr. Ruiz joined us in January 2000 as President and Chief Operating Officer and became our Chief Executive Officer on April 25, 2002. Before joining AMD, Dr. Ruiz served as President of the Semiconductor Products Sector of Motorola, Inc. since 1997. Dr. Ruiz had held various executive positions with Motorola since 1977.

Bertrand Cambou—Dr. Cambou, 48, is our Senior Vice President and President and Chief Executive Officer of our majority-owned subsidiary, FASL LLC. Dr. Cambou joined us in January 2002 as Group Vice President, Memory Group. Dr. Cambou became an executive officer in February 2003. From February 2003 until June 2003, Dr. Cambou served as our Senior Vice President, Memory Group. From June 1999 to January 2002, Dr. Cambou was the Chief Operating Officer and board member of Gemplus, a smartcard company, and a board member of Ingenico, a developer of terminals for secure e-transactions. Dr. Cambou was employed by Motorola from 1984 to May 1999, most recently as Senior Vice President and General Manager, Networking and Computing Systems within the Semiconductor Product Sector.

William T. Edwards—Dr. Edwards, 48, is our Chief Strategy Officer. Dr. Edwards joined us in 2002 as Vice President and General Manager, Personal Connectivity Solutions and was named to his current executive officer position in February 2004. Before joining AMD, Dr. Edwards was the Chief Executive Officer of Hesson Labs, Inc., a fabless semiconductor start-up, focusing on high-speed CMOS networking devices from June 2001 until January 2002. Prior to that, Dr. Edwards was employed by Motorola for eight years. From June 2000 until April 2001, he was Senior Vice President and General Manager where he helped establish a new internal startup creating compound semiconductors on silicon substrates, now known as ThoughtBeam. Dr. Edwards served as Senior Vice President and Director of Strategic Management of Motorola’s Semiconductor Product Sector from January 1997 though June 2000. Prior to that he was Vice President and Director of Motorola’s Corporate Strategy Office. Dr. Edwards’ career spans more than two decades in the high-tech industry, including nine years with The Boston Consulting Group and time with Technology Associates, Inc. and several medical equipment startups.

Thomas M. McCoy—Mr. McCoy, 53, is our Senior Vice President, Chief Administrative Officer. From 1998 to December of 2003, Mr. McCoy served as our Senior Vice President, General Counsel until his appointment as Chief Administrative Officer. Mr. McCoy also served as our Secretary from 1995 until April 2003. Before his appointment as Senior Vice President, Mr. McCoy held the office of Vice President, General Counsel and Secretary from 1995 to 1998. Before joining us, Mr. McCoy was with the law firm of O’Melveny and Myers where he practiced law, first as an associate and then as a partner, from 1977 to 1995.

Derrick R. Meyer—Mr. Meyer, 42, is our Senior Vice President, Computation Products Group. Mr. Meyer joined AMD in 1995 and was Vice President of Engineering for the Computation Products Group before being promoted to Group Vice President, Computation Products Group, in 2001. In April 2002, Mr. Meyer became an executive officer of AMD and was promoted to Senior Vice President, Computation Products Group. Before joining us, Mr. Meyer was employed by Digital Equipment Corporation beginning in 1986 and by Intel Corporation from 1983 to 1986.

Iain Morris—Mr. Morris, 47, joined us in January 2004 as Group Vice President, Personal Connectivity Solutions and became an executive officer in February 2004. Before joining AMD, Mr. Morris was president of Hewlett Packard Company’s Embedded and Personal System Organization from February 2001 to September 2002 and Senior Vice President Mobility and Emerging Technologies through August 2003. From 1978 through January 2001, Mr. Morris held various engineering and executive positions with Motorola, most recently as Senior Corporate Vice President and General Manager, North American Personal Communications Business from January 1999 to January 2001.

Henri Richard—Mr. Richard, 45, is our Senior Vice President of Worldwide Sales and Marketing. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and became an executive officer in February 2004. Before joining us, he was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies since September 2000. Before WebGain, Mr. Richard was President of the Computer Products Group at Bell Microproducts from April 2000 to August 2000 and Vice President, Worldwide Sales and Support for IBM’s Technology Group from December 1997 to April 2000.

Robert J. Rivet—Mr. Rivet, 49, is our Senior Vice President and Chief Financial Officer. Mr. Rivet joined us in September 2000. Before joining us, he had served as Senior Vice President and Director of Finance of the Semiconductor Products Sector of Motorola since 1997. Mr. Rivet served in a number of positions in semiconductor operations at Motorola since 1981, after joining the company in 1976 as a senior financial analyst and senior accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our Section 16 officers and any persons holding more than 10 percent of our common stock to report to the Securities and Exchange Commission and the New York Stock Exchange their initial ownership of our stock and any changes in that ownership. We believe that during fiscal year 2003, our directors and Section 16 officers complied with all Section 16(a) filing requirements, except in the following instances: (1) Mr. James Doran did not timely file a Form 4 to report the exercise of options on February 11, 2003. A late Form 4 was filed with the SEC on February 26, 2003. (2) Mr. Thomas Eby did not timely file a Form 4 to report the cancellation of various stock options on July 27, 2003 pursuant to the issuer’s stock option exchange program. A late Form 4 was filed with the SEC on September 22, 2003. (3) Dr. Friedrich Baur did not timely file a Form 4 to report the sale of 4,015 shares of common stock on November 3, 2003. A late Form 4 was filed with the SEC on November 7, 2003. (4) A Form 3 filed for Harry A. Wolin on December 19, 2003, inadvertently omitted ownership of stock options. An amended Form 3 was filed with the SEC on February 19, 2004 to correct the error. In making the above statements, we have relied upon the written representations of our directors and Section 16 officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 28, 2003 with respect to shares of our common stock that may be issued under our existing equity compensation plans. This table does not include the additional 17.4 million shares that may be issuable pursuant to the proposed 2004 Plan. Our 1998 and 2000 Stock Incentive Plans were not approved by stockholders and are described below the table. If the 2004 Plan is approved by stockholders, we will no longer make grants from the 1998 or 2000 Plans.

Equity Compensation Plan Information

	Year Ended December 28, 2003
	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	22,643,714		$14.99	24,129,486	(1)
Equity compensation plans not approved by stockholders	18,327,118	(2)	$10.36	12,237,513	(3)
Total	40,970,532			36,367,249

(1)	Includes 6,754,481 shares available for issuance under our 2000 Employee Stock Purchase Plan. As of March 1, 2004, 6,339,068 shares were available for issuance under the ESPP.
(2)	Includes 404,344 shares outstanding from treasury stock as non-plan grants.
(3)	Of these shares, approximately 1,677,767 shares can be issued as restricted stock under the 1998 Stock Incentive Plan.

The 1998 Stock Incentive Plan

Number of Shares Subject to the 1998 Plan.    The 1998 Plan reserves for issuance 9,400,000 shares of AMD common stock pursuant to the exercise of options granted or shares of restricted stock purchased under such plan, provided that the number of shares that may be issued pursuant to restricted stock awards will not exceed 2,000,000 shares. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 1998 Plan. Upon approval of the 2004 Plan, no further awards will be made under the 1998 Plan.

Administration and Duration of the 1998 Plan.    Authority to administer the 1998 Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are member of the Board) to the Compensation Committee.

Eligibility for Participation.    Options may be granted under the 1998 Plan to full- or part-time employees, officers, consultants and advisors of us and our affiliates. Restricted stock awards may be granted only to our full- or part-time employees who are not officers subject to Section 16 of the Securities Exchange Act (Insiders). The maximum number of shares that may be granted to an individual under the 1998 Plan is 4,000,000.

Terms of Options.    Options granted to participants under the 1998 Plan are nonstatutory options. The exercise price of options granted under the 1998 Plan may not be less than the fair market value of our common stock on the date of grant. Payment of the exercise price may be made in cash, by certified check, by promissory note (for employees other than Insiders), with other shares of our common stock or through a same-day sale program. The term of an option may not exceed 10 years plus one day.

Generally, options granted to employees vest over four years, although the actual dates of exercise may be modified by the Board or its delegate so long as the optionee’s interest is not thereby diminished without the optionee’s consent. Options may be made exercisable only under such conditions as the Board or its delegate may establish, such as if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee’s employment terminates because of misconduct, such option terminates immediately. If an optionee’s employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (12 months in the case where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option’s term. In no case may an option be exercised after the expiration of the option’s term. An option may be exercised by the optionee or his or her guardian or legal representative.

Terms of Restricted Stock Awards.    The purchase price of shares sold pursuant to a restricted stock award will be determined by the Board on the date the restricted stock award is granted. Payment of the purchase price may be made in cash, by certified check, by promissory note (for employees other than Insiders), with other shares of our common stock or through a same day-sale program. In addition, the Board may authorize loans and loan guarantees for the exercise price (for employees other than Insiders). Restricted stock awards are subject to such restrictions as the Board may impose and may be based upon completion of a specified period of service with us or upon completion of certain performance goals. If a participant’s service with us terminates for any reason, then the participant will be entitled only to that portion of the restricted stock award that has been earned as of the date of termination, unless the Board has determined otherwise. A participant may be required to forfeit shares of restricted stock in the event such participant is determined by the Board to have committed certain acts, including, but not limited to theft, embezzlement, fraud and unauthorized disclosure of trade secrets. A participant’s ability to sell or otherwise transfer shares of restricted stock may be restricted during certain periods, as determined by the Board, provided that provision may be made by the Board to permit transfers to family members or to a trust.

Acceleration in Connection with a Change of Control.    If a participant’s employment is terminated for any reason other than for cause (or, with respect to certain participants who are our executive officers as defined in the 1998 Plan, if there is a constructive termination of their employment) within one year after a Change of Control, all option and shares of restricted stock held by such participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “Change of Control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or our liquidation or a sale of substantially all our assets. The 1998 Plan Change of Control provisions are not applicable to Dr. Ruiz or Mr. Sanders.

The 2000 Stock Incentive Plan

Number of Shares Subject to the 2000 Plan.    The 2000 Plan reserves for issuance 23,000,000 shares of AMD common stock pursuant to the exercise of options granted under such plan, provided that the shares which may be issued pursuant to options that are granted with an exercise price on the date of grant which is below the fair market value per share shall not exceed 2,500,000 shares. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 2000 Plan. Upon approval of the 2004 Plan, no further awards will be made under the 2000 Plan.

Administration and Duration of the 2000 Plan.    Authority to administer the 2000 Plan and to grant awards rests with the Board of Directors. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee.

Eligibility for Participation.    Options may be granted under the 2000 Plan to key full or part-time employees, officers, consultants and advisors of us and our affiliates. The maximum number of shares that may be granted to an individual under the 2000 Plan is 3,000,000.

Terms of Options.    Options granted to participants under the 2000 Plan are nonstatutory options. The exercise price of options granted under the 2000 Plan may not be less than the fair market value of our common stock on the date of grant except for the 2,500,000 shares that may be granted at below fair market value. Payment of the exercise price may be made in cash, by certified check, by promissory note (for employees other than Insiders), with other shares of our common stock or through a same-day sale program. The term of an option may not exceed 10 years plus one day.

Generally, options granted to employees vest over four years, although the actual dates of exercise may be modified by the Board or its delegate so long as the option holder’s interest is not thereby diminished without the option holder’s consent. Options may be made exercisable only under such conditions as the Board or its delegate may establish, such as if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee’s employment terminates because of misconduct, such option terminates immediately. If an optionee’s employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of three months (12 months in the case where employment has terminated because of death or disability) or a longer period to be fixed by the Board or its delegate up to the remainder of the option’s term. In no case may an option be exercised after the expiration of the option’s term. An option may be exercised by the optionee or his or her guardian or legal representative.

Acceleration in Connection with a Change of Control.    If a participant’s employment is terminated for any reason other than for cause (or, with respect to certain participants who are our executive officers as defined in the 2000 Plan, if there is a constructive termination of their employment) within one year after a Change of Control, all options held by such participant become fully vested. A constructive termination occurs if the participant resigns because of a diminution or adverse change in his or her conditions of employment. Options held by Outside Directors become fully vested upon a Change of Control without regard to termination of their service as a director. In general, a “Change of Control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or our liquidation or a sale of substantially all of our assets. The 2000 Plan Change of Control provisions are not applicable to options granted to Dr. Ruiz or Mr. Sanders.

Non-Plan Grants

In 2002, we granted stock options covering 655,150 shares to approximately 90 new employees who joined us as part of our new Boston Design Center or as a result of our acquisition of Alchemy Semiconductor, Inc. from shares held by us as treasury stock (the Non-Plan Grants). Options covering 71,500 of the shares granted were granted with an exercise price of $.01. These options vest in equal annual installments over three years. Options covering 102,000 of the shares granted were granted with an exercise price equal to the fair market value of our common stock on the date of grant. These options vest 40 percent, 30 percent, 20 percent and 10 percent annually. Options covering 481,650 of the shares granted were granted with an exercise price equal to the fair market value of our common stock on the date of grant. These options vest 40 percent after the first year and the remainder vest monthly thereafter for three additional years. In 2003, we granted stock options covering 109,500 shares to approximately 40 employees who joined us as a result of our acquisition of Coatue Corporation as Non-Plan Grants. These options were granted at the fair market value of our common stock on the date of grant and vest 40 percent after the first year and the remainder vest monthly thereafter for three additional years. The other terms and conditions of these options were the same as those granted under our stock option plans. Of the total number of shares covered by Non-Plan Grants, 764,650, 404,344 shares were outstanding as of December 28, 2003 and 383,255 were outstanding as of March 1, 2004.

EXECUTIVE COMPENSATION

The following table shows compensation information for our Chief Executive Officer and our four other most highly paid executive officers as of the end of our last fiscal year.

SUMMARY COMPENSATION TABLE (2001-2003)

	Annual Compensation										Long-Term Compensation Awards
(a)	(b)	(c)			(d)			(e)			(g)	(i)
Name and Principal Position	Year	Salary			Bonus(1)			Other Annual Compensation			Securities Underlying Options	All Other Compensation(2)
Hector de J. Ruiz Chairman-Elect, President and Chief Executive Officer	2003 2002 2001	$ $ $	950,019 896,945 775,962	(3)	$ $ $	7,329 0 19,337		$ $ $	67,710 427,755 2,411,257	(4) (4) (4)	375,000 1,200,000 500,000	$ $ $	40,129 305,318 3,251,108	(5) (5)

W. J. Sanders III Chairman Emeritus – Elect	2003 2002 2001	$ $ $	846,216 916,838 1,000,000	(6)	$ $ $	8,891 0 1,217,412	(7)	$ $ $	519,188 495,660 542,592	(8) (8) (8)	0 0 0	$ $ $	55,222 718,372 743,344

William T. Siegle Senior Vice President, Technology Operations and Chief Scientist	2003 2002 2001	$ $ $	472,716 455,208 450,666		$ $ $	209,033 205,000 93,476		$ $ $	0 0 0		56,250 95,000 87,500	$ $ $	19,062 26,471 86,123

Derrick R. Meyer Senior Vice President, Computation Products Group	2003 2002 2001	$ $ $	451,883 441,536 392,400		$ $ $	168,473 120,000 84,028		$ $ $	0 0 0		112,500 150,000 162,500	$ $ $	15,055 9,412 18,868

Bertrand Cambou Senior Vice President, AMD President and Chief Executive Officer, FASL LLC	2003 2002 2001	$ $	430,284 392,333 N/A		$ $	175,556 350,000 N/A		$ $	0 74,935 N/A	(9)	112,500 150,000 N/A	$ $	8,490 14,076 N/A

(1)	Includes cash profit sharing in the following amounts for Dr. Ruiz, Mr. Sanders, Dr. Siegle, Mr. Meyer and Dr. Cambou: for 2003, $7,329, $8,891, $3,512, 3,472 and $3,356; for 2002, none and for 2001, $19,337, $30,672, $11,231, $9,572 and $0. Includes for 2001 amounts earned under a long-term component of the Executive Incentive Plan paid in 2003 to Dr. Siegle and Mr. Meyer of $27,622 and $22,331.
(2)

Includes for 2001, for Mr. Sanders, pursuant to his employment agreement, $400,000 in deferred compensation. Includes for 2002 and 2001, for Mr. Sanders, $85,017 and $203,477 as a deferred cost-of-living salary adjustment. Includes for 2002 for Mr. Sanders, $576,750, the net cash surrender value of an individual insurance policy pursuant to his employment agreement. Includes for 2003 for Dr. Ruiz, Mr. Sanders, Dr. Siegle, Mr. Meyer and Dr. Cambou: our matching contributions to our 401(k) Plan in the amount of $6,000 per individual; our matching contributions to the deferred compensation program in the amounts of $0, $17,636, $0, $0 and $0; imputed income from the term life insurance provided by us in the amounts of $2,699, $5,304, $2,847, $762 and $1,710; and premiums paid by us for individual insurance policies in the amount of $31,430, $26,282, $10,215, $8,293 and $780. Includes for 2002 for Dr. Ruiz, Mr. Sanders, Dr. Siegle, Mr. Meyer and Dr. Cambou: our matching contributions to our 401(k) Plan in the amounts of $6,000, $6,000, $6,000, $5,500 and $5,500; our matching contributions to the deferred compensation program in the amounts of $0, $20,253, $7,656, $0 and $0; imputed income from term life insurance in the amounts of $2,602, $4,069, $2,600, $686 and $776; and premiums paid for individual insurance policies in the amount of $31,430, $26,282, $10,215, $3,226 and $7,800. Includes for 2001 for Dr. Ruiz, Mr. Sanders, Dr. Siegle and Mr. Meyer: our matching contributions to our 401(k) Plan in the amount of $5,100 per individual; our matching contributions to the deferred compensation program in the amounts of $0, $27,715, $8,409 and $0; imputed income from the term life insurance provided by us in the amounts of $4,198, $4,641, $2,381 and $568; premiums paid by us for individual insurance policies and group term life in the amounts of $31,430, $26,282, $17,118 and $2,820; deferred profit sharing in the amounts of $5,215, $4,868, $3,960 and $4,868; and contributions to our Excess 415 (nonstatutory deferred compensation) Plan in the amounts of $5,165, $5,512, $5,512 and $5,512. In 2001, Mr. Sanders and Dr. Siegle received a one-time cash payout due to the cancellation of our Excess 415 Plan in the amounts of $65,749 and $43,642.

(3)	Dr. Ruiz’ salary was increased in 2002 when he was promoted to Chief Executive Officer. This new salary was applicable for most of 2002 and all of 2003.
(4)	Includes for 2003, $28,959 for financial planning and $24,000 for auto expenses. Includes for 2002 and 2001, $315,342 and $2,340,583 reflecting tax gross-up amounts on the retirement benefit described in note five.
(5)	Includes for 2002 and 2001, $265,287 and $3,200,000 reflecting the amount deposited in a trust account for retirement benefit Dr. Ruiz forfeited when he joined AMD.
(6)	Includes a payout of $112,829 in accrued vacation pay upon the termination of Mr. Sanders’ employment with us on December 28, 2003.
(7)	Mr. Sanders earned a bonus of $6,186,740 for 2000. Mr. Sanders’ bonus was capped at $5 million and the remainder was carried forward for three years if the cap was not reached in any of those years (the Unpaid Contingent Bonus). In 2001, Mr. Sanders was paid the Unpaid Contingent Bonus of $1,186,740 from the bonus earned in 2000.
(8)	Includes for 2003, 2002 and 2001, $149,474, $183,851 and $195,138 of in-kind compensation in the form of company-provided vehicles. Includes for 2003, 2002 and 2001, $184,604, $133,494 and $167,658 of in-kind compensation in the form of use of the company airplane.
(9)	Includes $39,425 for relocation expenses and $23,539 for auto expenses.

2003 OPTION GRANTS

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
						5%		10%
Hector de J. Ruiz	125,000 125,000 125,000	2.29 2.29 2.29	$ $ $	7.36 7.16 15.20	5/01/13 8/01/13 10/31/13	$ $ $	578,583 562,861 1,194,890	$ $ $	1,466,243 1,426,399 3,028,111

W. J. Sanders III	0	N/A		N/A	N/A		N/A		N/A

William T. Siegle	18,750 18,750 18,750	0.34 0.34 0.34	$ $ $	7.36 7.16 15.20	5/01/13 8/01/13 10/31/13	$ $ $	86,787 84,429 179,235	$ $ $	219,936 213,960 454,217

Derrick R. Meyer	37,500 37,500 37,500	0.68 0.68 0.68	$ $ $	7.36 7.16 15.20	5/01/13 8/01/13 10/31/13	$ $ $	173,575 168,858 358,470	$ $ $	439,873 427,920 908,433

Bertrand Cambou	37,500 37,500 37,500	0.68 0.68 0.68	$ $ $	7.36 7.16 15.20	5/01/13 8/01/13 10/31/13	$ $ $	173,575 168,858 358,470	$ $ $	439,873 427,920 908,433

(1)

For all optionees: Each option has a 10-year term. Each option is subject to earlier termination upon the optionee’s termination of employment, death or disability. The exercise price may be paid in cash or in previously owned shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares or by having shares withheld. Except as provided in any employment agreement or change in control agreement, the options vest only if the executive is employed by us on the vesting date. Dr. Ruiz’ grants of 125,000 shares each, for a total of 375,000, vest in increments of 41,675 shares on May 1, 2004 for a total of

125,025, and the remaining 249,975 shares vest monthly until May 1, 2006. Dr. Siegle’s grants of 18,750 shares each, for a total of 56,250 shares, vest in increments of 6,251 shares each, for a total of 18,753 shares, on May 1, 2004, and the remaining 37,497 shares vest monthly until May 1, 2006. Mr. Meyer’s grants of 37,500 each, for a total of 112,500 shares, vest in increments of 12,502 shares each, for a total of 37,506 shares, on May 1, 2004, and the remaining 74,994 shares vest monthly until May 1, 2006. Dr. Cambou’s grants of 37,500 shares each, for a total of 112,500 shares, vest in increments of 12,502 shares each, for a total of 37,506 shares, on May 1, 2004, and the remaining 74,994 shares vest monthly until May 1, 2006. Upon an optionee’s termination of employment, options may be exercised only to the extent exercisable on the date of such termination of employment. Upon an optionee’s death or disability, certain options that vest during the year of death or disability may become exercisable. Options may also become fully exercisable upon a change in control of AMD as that term is defined under our stock incentive plans or in accordance with an optionee’s management continuity agreement. For additional information, see the discussion under, “Employment Agreements” and “Change in Control Agreements.”

(2)	In 2003, we filed a Tender Offer Statement with the Securities Exchange Commission and made an offer to exchange certain stock options for replacement options to be granted no sooner than six months and one day from the cancellation of the surrendered options. The executive officers named in our 2003 proxy statement were excluded from participating in the exchange. This offer to exchange was approved by our stockholders and expired on July 25, 2003. The replacement options were granted on January 30, 2004. As a result of the exchange, only approximately 5.5 million stock options were granted to employees in 2003. In 2002 and 2001, 11.8 and 14 million stock options were granted.
(3)	The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.

AGGREGATED OPTION EXERCISES IN 2003

AND FISCAL YEAR-END OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at 12/28/03		Value of Unexercised In-The-Money Options at 12/28/03(1)
			(Exercisable)	(Unexercisable)	(Exercisable)	(Unexercisable)
Hector de J. Ruiz	0	$0	1,750,000	2,325,000	$0	$2,671,250
W. J. Sanders III	0	$0	3,800,000	0	$17,128,000	$0
William T. Siegle	12,000	$106,590	557,668	101,582	$1,657,918	$695,254
Derrick R. Meyer	25,000	$297,375	319,449	229,001	$861,745	$1,100,623
Bertrand Cambou	0	$0	60,000	202,500	$0	$573,000

(1)	Value for these purposes is based solely on the difference between market value or sale value of underlying shares on the applicable date (i.e., date of exercise or fiscal year-end) and the exercise price of options times the number of shares covered by the exercised options.

Employment Agreements

Mr. Sanders’ Employment Agreement.    In November 2000, we entered into an amended and restated employment agreement with Mr. Sanders that provided for his tenure as Chairman and an executive officer of AMD through December 27, 2003. The agreement provided for annual base compensation in 2003 to Mr. Sanders of $600,000 plus cost of living adjustments from base year 1996. Under this agreement, we granted Mr. Sanders an option in 2000 to purchase 1,200,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of the grant ($23.75) with time-based vesting criteria. All of these shares were vested as of March 1, 2004. This option may be exercised after termination of his services as a director for a period of five years.

Under the agreement, we accrued $400,000 per year (with nine percent interest) in deferred compensation from 1997 through 2001. This $2 million (plus interest) together with the deferred salary and cost of living adjustments on his salary (a total of $3,638,934) was paid to Mr. Sanders in fiscal year 2004. In 2004, we will also pay Mr. Sanders other compensation he elected to defer during his employment in the amount of $600,860 and the retirement benefit described in the Compensation Committee Report, below. Mr. Sanders is entitled to life insurance and health benefits for his life (and the life of his wife and his children until they reach age 21, together with any necessary tax gross-up). Mr. Sanders is also entitled to the use of a comparable office and secretarial services, an automobile and security driver, $25,000 each year for financial and estate planning services (accrued from 1996 through 2008) and continued access to our facilities and services, including any aircraft available to us (subject to the approval of our chief executive officer), until December 27, 2008.

Dr. Ruiz’ Employment Agreement.    Effective January 31, 2002 (the Effective Date), we entered into an employment agreement with Dr. Ruiz that provides for his tenure as Chief Executive Officer and also, initially, President, through April 26, 2007, subject to automatic renewal for one-year periods unless we notify Dr. Ruiz that it will not renew. The agreement provides for an annual base compensation to Dr. Ruiz of $950,000, which may be increased in the discretion of the Compensation Committee. The agreement also provides for an annual incentive bonus equal to 0.4 percent of our adjusted operating profits (as defined in the agreement) in excess of 20 percent of adjusted operating profits for the preceding year. The annual bonus payment is capped at $5 million with any excess carried over for three years. Dr. Ruiz is also eligible to receive discretionary bonuses, in amounts determined by the Compensation Committee and to participate in our other benefit plans. We also paid Dr. Ruiz a retirement benefit, including payment of federal and state income taxes, to replace the retirement benefit he forfeited when he joined AMD.

Dr. Ruiz will be reimbursed by us for any income taxes payable to the State of California in connection with income attributable to payments or benefits under the agreement and the exercise of any stock option granted by us. In addition, we will reimburse Dr. Ruiz for any federal and state income taxes payable with respect to this reimbursement (the California tax reimbursement). Total payments made will not exceed $400,000 per year (or $800,000 per year in the case of termination without cause (or constructive termination) in connection with a change in control). Any unused amount will be carried forward and added to the availability of tax reimbursements, if any, for any of the next three years.

Under the employment agreement, we granted Dr. Ruiz options for 1,200,000 shares at $16.05 per share, the fair market value of our common stock on the date of grant. 250,000 shares were vested as of October 15, 2003. 150,000 shares will vest on October 15, 2004, 100,000 shares will vest on October 15, 2005 and 50,000 shares will vest on June 19, 2006 and October 15, 2006, provided Dr. Ruiz is providing services to AMD on the vesting date. The remaining 600,000 shares will vest upon attainment of performance-based criteria, or, if not attained, 300,000 shares on October 31, 2007 and on October 31, 2008. Options granted under this agreement are referred to in this proxy statement as New Options. If vested, the New Options and all other options held by Dr. Ruiz with an exercise price on the Effective Date of the agreement equal to or greater than the fair market value of our common stock on the Effective Date (the Prior Options) may be exercised after termination of employment for a period of: (i) five years in the case of a termination for death or disability, retirement, termination without cause or constructive termination on or following a change in control; and (ii) two years in the case of a constructive termination or a termination without cause prior to a change in control. Dr. Ruiz is eligible for the grant of additional equity compensation awards after the Effective Date (the New Awards).

If we terminate Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) prior to a change in control, Dr. Ruiz will receive his annual base salary and prorated annual bonus through the date of termination and an amount equal to the sum of two times his annual base salary plus his highest bonus during the last three years. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for 24 months. Dr. Ruiz also will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ New Options and Prior Options will vest and become fully exercisable and all restrictions on any New Awards will lapse and such awards will become nonforfeitable.

Dr. Ruiz will be entitled to an accrued “Retirement Benefit” that will be equal to (A) a service-related percentage (the Accrual Percentage) of the average of Dr. Ruiz’ annual base salary for the three years in which such amount was highest within the last 10 years of Dr. Ruiz’ employment with us less (B) benefits payable to Dr. Ruiz pursuant to any AMD adopted retirement plan in which Dr. Ruiz participates. The Retirement Benefit Accrual Percentage is four percent for each of and only the first 10 full years of service with us.

If we terminate Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) on or following a change in control, Dr. Ruiz will receive payment in an amount equal to the sum of three times his annual base salary plus his highest bonus during the last three years. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested options will vest and become fully exercisable and all restrictions on any other awards will lapse and such awards will become nonforfeitable. Dr. Ruiz also will be entitled to the accrued Retirement Benefit and will be credited with additional service through April 26, 2007, or two additional years of service credit, if more. Dr. Ruiz will also receive an additional payment to reimburse him for federal excise taxes (and taxes on those taxes, if any are payable).

If we do not renew Dr. Ruiz’ employment with us after expiration of its initial five-year term or at the end of any one-year renewal term, generally Dr. Ruiz will receive his annual base salary and prorated annual bonus through the date of termination and, additionally, an amount equal to the sum of two times his annual base salary. Dr. Ruiz will receive any bonus amounts carried forward from the previous three years. Dr. Ruiz, his spouse and any eligible dependents will be provided with health benefits for 24 months. Dr. Ruiz will be entitled to the California tax payment. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards will vest. Dr. Ruiz will be entitled to the accrued Retirement Benefit.

In the event of Dr. Ruiz’ retirement, Dr. Ruiz will receive the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards will vest.

In the event Dr. Ruiz’ employment is terminated due to his death or disability, Dr. Ruiz or his beneficiary will be entitled to the accrued Retirement Benefit. We will provide health benefits for the life of Dr. Ruiz and his spouse. Dr. Ruiz will be entitled to the California tax reimbursement. In addition, all of Dr. Ruiz’ unvested New Options, Prior Options and New Awards that would have become vested within 24 months of the date of Dr. Ruiz’ employment shall vest and become fully exercisable.

Change in Control Arrangements

Management Continuity Agreements.    We have entered into management continuity agreements with each of our executive officers, except Dr. Ruiz, designed to ensure their continued services in the event of a change in control. Dr. Ruiz’ employment agreement addresses a change in control and is discussed above in the section entitled, “Employment Agreements,” beginning on page 20.

For purposes of Dr. Ruiz’ employment agreement and the management continuity agreements, a change in control includes any change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended. A change in control is conclusively presumed to have occurred on:

•	Acquisition by any person, other than AMD, or any employee benefit plan of ours, of beneficial ownership of more than 20 percent of the combined voting power of our then-outstanding securities. In Dr. Ruiz’ employment agreement, the 20 percent threshold excludes securities acquired directly from AMD. Dr. Ruiz’ agreement also includes a 35 percent threshold as an additional presumed change of control event;

•	A change of the majority of the Board of Directors during any two consecutive years, unless certain conditions of Board approval are met; or

•	A determination by certain members of the Board of Directors within one year after an event that such event constitutes a change in control.

The management continuity agreements provide that, in the event of a change in control, we will reimburse the executive officer for any federal excise taxes (and taxes on those taxes) payable as a result of benefits received from us. The management continuity agreements provide that, if within two years after a change in control the executive officer’s employment is terminated by us or the executive officer is constructively discharged, the executive officer will receive:

•	A severance benefit equal to three times the sum of his rate of annual base compensation plus the average of his two highest bonuses in the last five years;

•	Payment of his accrued bonus;

•	Twelve months’ continuation of other incidental benefits; and

•	Full and immediate vesting of all unvested stock options, stock appreciation rights and restricted stock awards.

Vesting of Stock Options.    All stock options granted and restricted stock awarded under our stock incentive plans become fully vested on termination of employment (other than for misconduct) or constructive termination within one year following a change in control, as defined in the plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2001, we loaned $2,000,000 to Dr. Ruiz pursuant to a promissory note secured by a deed of trust on real property. The loan bears interest at 5.02 percent and is payable in full in June 2006. The largest amount owed by Dr. Ruiz during 2003 was $2,061,891. The amount owed by Dr. Ruiz as of March 1, 2004, was $2,066,016.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the Performance Graph on page 28 will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of AMD’s Board of Directors consists of Dr. Silverman, as Chair, Mr. Blalack, Dr. Brown and Mr. Palmer. Dr. Silverman was appointed as Chair on May 1, 2003 and Mr. Palmer was appointed as a new member on October 28, 2003. The members of the Compensation Committee are “independent,” as determined by the Board of Directors and are “outside directors,” as defined in Section 162(m) of the Internal Revenue Code.

The Committee, through delegation from the Board of Directors, has overall responsibility for AMD’s executive compensation plans, policies and programs. The Committee’s functions include:

•	Determining the compensation of the Chief Executive Officer of AMD;

•	Overseeing all other executive officers’ compensation, including salary and payments under the annual executive bonus plans, as determined by the Chief Executive Officer pursuant to a delegation from the Committee; and

•	Granting equity awards to the Chief Executive Officer and other executive officers and, depending on the size of the award, to other employees under AMD’s equity incentive plans.

Certain officers of AMD, outside counsel and consultants typically attend meetings of the Committee. No officer of AMD is present during discussions or deliberations regarding that officer’s own compensation. The Committee administered AMD’s 2000 Stock Incentive Plan, 1998 Stock Incentive Plan, 1996 Executive Incentive Plan, 1996 Stock Incentive Plan and 1995 Stock Plan of NexGen, Inc and will administer the 2004 Plan, if it is approved by stockholders.

Compensation Philosophy and Policies.    The Committee believes that long-term corporate success, defined as sustained profitable growth, is best achieved in an environment in which employees have the opportunity to be innovative and are rewarded appropriately for their innovation and other contributions. In order to provide a direct link between corporate performance and compensation that will attract and retain top-caliber employees, the Committee’s compensation philosophy is to provide total compensation opportunities that are highly competitive with the pay practices of other industry-leading companies. Our compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for our stockholders. Our policies rely on two principles. First, a large portion of executive officers’ cash compensation should be at risk and vary depending upon meeting stated financial objectives. Second, a significant portion of executive officers’ total compensation should be in the form of stock and other equity incentives.

When establishing salaries, bonus levels, and stock or equity awards for executive officers, the Committee considers the individual’s role, leadership responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions at companies that compete with us for executives. The Committee has retained an outside compensation consultant to make periodic reviews of competitive data obtained from other independent consultants. The Committee’s determinations take into account our outside compensation consultant’s reviews and the compensation practices of those high-technology companies that compete with us for executive talent and have annual revenues generally in excess of $1 billion. Several of these companies are included in the S&P 500 Semiconductors Index used in the performance graph appearing in this proxy statement.

Because we want to attract and retain top-caliber employees, we typically set base salary targets at or above the average for this group of companies. Companies outside the semiconductor industry are selected for inclusion in this review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation and the extent to which they compete with us for executives, not all of which may be satisfied in any particular case.

The Committee uses comparative data to set compensation targets that will provide executive officers with compensation that exceeds the average amounts paid to similar executives in years in which we achieve superior results and with compensation below the average of amounts paid to similar executives in years in which we fail to achieve superior results. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, our philosophy of compensating executives for the success they achieve in managing specific enterprises. The Committee places considerable weight upon the recommendations of the Chief Executive Officer in the case of other executive officers. While decisions concerning specific 2003 salaries, bonus levels, and stock or equity awards for individual executive officers were made within this broad framework, and in light of each executive officer’s level of responsibility, performance, and competitive pay position, the awards were ultimately based upon the Committee’s judgment regarding the individual executive officer’s performance, taking account of whether each particular payment or award would provide an appropriate reward and incentive for his contribution to the continuation of our long-term profit performance.

Base Salary.    Dr. Ruiz and Mr. Sanders received base salaries in 2003 pursuant to their employment agreements, discussed in detail above in the section entitled, “Employment Agreements” on page 20. In consultation with members of the Committee, the Chief Executive Officer reviews annually every other executive officer’s base salary. When reviewing base salaries, he considers individual and corporate performance, levels of responsibility and competitive pay practices. These factors vary from individual to individual, and the Chief Executive Officer does not assign relative weight or priority to any one factor.

Annual Cash Bonus Incentives.    Annual cash bonus incentives allow us to communicate key corporate goals to all employees and reward employees for achieving those goals each fiscal year. As one example of these incentives, we have a worldwide profit sharing program in which all employees participate.

All senior executives with titles of vice president and above, other than Dr. Ruiz and Mr. Sanders, were eligible in 2003 for formula-based bonus awards under the Vice President Performance Recognition Plan, a 1996 Executive Incentive Plan (Incentive Plan) program. The Vice President Performance Recognition Plan has a short-term component and a long-term component. The amount payable under the short-term component of the Vice President Performance Recognition Plan ranges from 0 percent to 150 percent of base salary depending on the executive’s level of responsibility. Under the short-term component, a minimum of 75 percent of the targeted bonus is based on the achievement of predetermined corporate operating income goals beyond threshold levels of performance in combination with the sales and profit success of our product lines. The remainder of the short-term component is based on the executive’s achievement of various goals developed by the executive’s manager.

Bonuses under the long-term component of the Vice President Performance Recognition Plan are based on AMD’s three-year average return on equity relative to that of the S&P 500 Index, and on AMD’s three-year sales growth relative to that of the semiconductor industry, as published by Worldwide Semiconductor Trade Statistics (WSTS). In order for an award to be paid under the long-term component, we must achieve a threshold level of performance relative to the S&P 500 and WSTS indexes, which is established by management, approved by the Committee and reviewed by the Board. The maximum amount payable under the long-term component is 60 percent of base salary. During 2001, eligible executives accrued bonus awards that averaged 27.9 percent of base salary under the long-term component. Approximately 4.9 percent of the 2001 bonus was paid in 2003. During 2002, eligible executives accrued bonus awards that averaged 13.4 percent of base salary under the long-term component. Pursuant to the Vice President Performance Recognition Plan, the balance of the 2001 bonus and the 2002 bonus cannot be paid until AMD’s operating profit permits. If not paid by 2004, the 2001 bonus will be cancelled. If not paid by 2005, the 2002 bonus will be cancelled. Certain executives received performance-based discretionary bonuses for 2003.

For 2001, 2002 and 2003, neither Dr. Ruiz nor Mr. Sanders received a formula-based annual incentive bonus under the Incentive Plan using the formulas in their employment agreement. In recognition of Mr. Sanders’ 35 years of service as Chairman of the Board and 33 years as Chief Executive Officer, and the leadership role he has played in the highly successful implementation of a succession plan for those positions, the Compensation Committee has recommended and the Board of Directors has approved a lump sum payment of $5,017,132 to him as a retirement benefit. This payment will be made in 2004.

Equity Incentive Awards.    A fundamental tenet of AMD’s compensation policy is that significant equity participation creates a vital long-term partnership between executive officers and other stockholders. As of March 1, 2004, executive officers of AMD owned an aggregate of 118,294 shares of common stock (including restricted shares) and had a right to acquire an additional 4,329,831 shares of common stock upon the exercise of employee stock options that are exercisable by April 30, 2004. These interests, exclusive of other outstanding options, represented in the aggregate 1.26 percent of AMD’s outstanding common stock on March 1, 2004. Pursuant to AMD’s stock ownership guidelines, executive officers and members of the Board of Directors are expected to build a substantial ownership position in AMD stock over five years.

The number of shares of common stock subject to option grants or restricted stock awards to executive officers is based on AMD’s business plans, the executive’s level of corporate responsibility, individual performance, historical award data and competitive practices of high-technology companies that compete with us for executives, with annual revenues generally in excess of $1 billion and satisfying the other criteria set forth above. In making these grants, the Committee exercises its discretion and does not assign any relative weight to one or more of these factors. Further, the Committee generally does not consider whether an executive has exercised previously granted options. During 2003, our current executive officers received options to purchase a total of 906,250 shares of common stock including the grant of options to purchase 375,000 shares to Dr. Ruiz.

Before deciding to grant these options to Dr. Ruiz, the Committee consulted other members of the Board of Directors, members of senior management, our independent compensation consultant and our independent legal counsel. In its deliberations, the Committee considered the succession plan for the Chairman and other members of senior management, AMD’s long-term strategic plan and the desire to secure Dr. Ruiz’ active leadership through 2007 and beyond.

Tax Policy.    Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. AMD has endeavored to structure its compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

While the Committee will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, a portion of the options granted to Mr. Sanders discussed above and certain compensation paid by AMD in the future may not be fully deductible under Section 162(m).

Conclusion.    The Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and policies described above, a significant portion of AMD’s executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Committee believes equity compensation is vital to the long-term success of AMD. The Committee remains committed to this policy, recognizing the competitive market for talented executives and that the cyclical nature of AMD’s business may result in highly variable compensation for a particular time period. Going forward the Committee intends to continue to evaluate AMD’s executive compensation plans, policies and programs, and will consider, among other things, the accounting treatment of stock options, dilution of earnings per share, the incentive value of various equity vehicles, the role of cash and equity and the need to retain key talent. The Committee believes that long-term stockholder value was enhanced by the corporate and individual performance achievements of AMD’s executives in 2003.

COMPENSATION COMMITTEE

Leonard M. Silverman, Chair

Charles M. Blalack

R. Gene Brown

Robert Palmer

BOARD AUDIT COMMITTEE REPORT

The Board has appointed an Audit Committee consisting of five directors: Dr. Brown as Chair, Dr. Barnes, Mr. Claflin, Mr. Palmer and Mr. Blalack. Dr. Barnes and Mr. Claflin were appointed as members on October 28, 2003. Each of the members of the Audit Committee is “independent,” as determined by the Board of Directors and in compliance with the New York Stock Exchange and SEC rules and is “financially literate,” as that qualification is interpreted by the Board. In addition, one member of the Audit Committee, Dr. Brown, has been designated an “audit committee financial expert,” as the Board interprets that designation. Dr. Brown has a master of business administration and a doctorate, is a certified public accountant and has served on the accounting faculties at the Graduate Schools of Business Administration of Harvard and Stanford Universities. He has published four books and numerous articles on auditing and financial reporting.

The Audit Committee oversees AMD’s internal and independent auditors and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements, AMD’s compliance with legal and regulatory requirements and independent auditors’ qualifications and independence by meeting regularly with the independent auditors, internal auditing and financial management personnel. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The independent auditors are responsible for performing an audit of the Company’s annual financial statements and expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 28, 2003, with AMD management and Ernst & Young LLP, our independent auditors. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as AMD independent auditors for fiscal 2004.

AUDIT COMMITTEE

R. Gene Brown, Chair

W. Michael Barnes

Charles M. Blalack

Bruce Claflin

Robert B. Palmer

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

ADVANCED MICRO DEVICES, S&P 500 INDEX AND

S&P 500 SEMICONDUCTORS INDEX

The following graph shows a five-year comparison of cumulative total return on our common stock, the S&P 500 Index and the S&P 500 Semiconductors Index from December 31, 1998, through December 31, 2003. The past performance of our common stock is no indication of future performance.

TOTAL SHAREHOLDER RETURNS

This graph was plotted using the following data:

	Year ending December 31
	1998	1999	2000	2001	2002	2003
AMD	$100	$99.78	$95.26	$109.38	$42.40	$98.16
S&P 500 Index	$100	$121.04	$110.02	$96.95	$74.31	$94.72
S&P 500 Semiconductors Index	$100	$156.88	$123.06	$103.57	$51.17	$95.04

ITEM 2—RATIFICATION OF INDEPENDENT AUDITORS

Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year. Ernst & Young LLP has been our independent auditors since our incorporation in 1969.

The Audit Committee meets with Ernst & Young LLP several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services. Among other things, the Audit Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Independent Auditor’s Fees

Audit Fees.    Audit fees of Ernst & Young LLP during the 2003 and 2002 fiscal years were associated with the annual audit of our consolidated financial statements, statutory audits required internationally, reviews of our quarterly reports filed with the Securities and Exchange Commission and fees related to other regulatory filings. Audit fees for 2003 were $2.6 million. Audit fees for 2002 were $2.3 million.

Audit-Related Fees.    Audit-related fees for services of Ernst & Young LLP during the 2003 and 2002 fiscal years included assistance related to the adoption of new accounting and reporting standards, due diligence in connection with acquisitions, accounting advice, audits of our employee benefit plan financial statements and separate audits of subsidiaries and affiliated entities not required by statute or regulation. Audit-related fees for 2003 were $0.8 million. Audit-related fees for 2002 were $0.9 million.

Fees for Tax Services.    Fees for tax services provided by Ernst & Young LLP during 2003 and 2002 included tax compliance, tax advice and tax planning. Fees for tax services for 2003 were $0.4 million and for 2002 were $0.1 million.

All Other Fees.    There were no other fees paid to Ernst & Young LLP for 2003 or 2002.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year. Unless you indicate otherwise, your proxy will vote “FOR” ratification.

ITEM 3—APPROVAL OF ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve our 2004 Equity Incentive Plan (the 2004 Plan). The 2004 Plan is intended to promote our long-term growth and profitability by providing us with the tools to remain competitive in attracting and retaining employees. Approval of the 2004 Plan will do three things:

1)	consolidate all of our existing equity compensation plans (some of which have not been approved by stockholders);

2)	broaden the types of stock option and equity vehicles available to us in recognition of the changes underway regarding equity and executive compensation; and

3)	refresh the pool available for awards, in order to extend our ability to deliver competitive compensation opportunities to candidates and to employees over the next two years.

Stockholders are asking companies to strengthen the link between compensation and performance. Stockholders are also looking for reasonable usage, or “burn” rates, dilution and outstanding stock options, or

“overhang.” Stockholders want executives to have a greater ownership stake in the companies they lead. At the same time, the Financial Accounting Standards Board is expected to implement new rules governing stock option accounting to be effective in 2005. Under those new rules, we expect a more level playing field between the various forms of equity compensation vehicles. We also expect that our competitors for talented employees will be using a broader and more creative array of equity and cash incentive vehicles. As a result, we need to be prepared to alter the nature of our own equity and performance compensation programs and ensure that we have the necessary tools to compete. The Board of Directors believes it is essential to take the following steps:

1)	consolidate all existing plans into the new 2004 Stock Plan;

2)	authorize additional forms of equity compensation, including restricted stock units and stock appreciation rights; and

3)	obtain an additional approximately 17.4 million shares for grant under the Plan and make available up to nine million shares which may be issued in the form of restricted stock, restricted stock units or options discounted to 85 percent of fair market value in certain circumstances.

Approval of this proposal will enable us to compete effectively in the increasingly competitive market for talent over the coming two years, while maintaining very reasonable burn rates, dilution and overhang.

In this proxy statement we refer to any grant from the 2004 Plan as an “Award,” grants made at or above the fair market value of our common stock on the date of grant as “Fair Market Value Awards” and grants at less than the fair market value of our common stock on the date of grant as “Discount Awards.” If the stockholders do not approve our 2004 Stock Plan, our current equity compensation plans, including the AMD 1996 Stock Incentive Plan, the AMD 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 1995 Stock Plan of NexGen, Inc. (the Prior Plans), will remain in effect together with any shares that have been authorized for grant or issuance thereunder. If our stockholders approve the 2004 Plan, no further awards will be made under the Prior Plans. Our Board of Directors has approved the 2004 Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of AMD’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our executive officers and directors will be eligible to receive awards under this plan and therefore have an interest in this proposal.

Under the Prior Plans, AMD has approximately 13,600,000 shares available for grant as of March 1, 2004; approximately 2,490,690 of those shares may be granted as options that can be discounted to $.01 and 1,677,767 shares may be granted as restricted stock. As of March 1, 2004, approximately 55,751,000 shares were outstanding under the Prior Plans. The closing price of AMD’s common stock on March 1, 2004 was $14.89. Upon approval of the 2004 Plan, the shares remaining available for grant under the Prior Plans together with the additional 17,400,000 shares shall be available under the 2004 Plan for a total of up to 31,000,000 shares. However, no more than nine million of the shares available under the 2004 Plan may be granted as Discount Awards. In addition, shares that are released from or reacquired by us from outstanding awards under the Prior Plans or the 2004 Plan shall become available for grant under the 2004 Plan and may be reissued as new Awards. Prior to the Annual Meeting of Stockholders on April 29, 2004, AMD does not anticipate making any Awards pursuant to the 2004 Plan.

We believe strongly that the approval of the 2004 Plan is essential to our continued success. Our employees are our most valuable asset. Awards such as those provided under the 2004 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such Awards also are crucial to our ability to motivate employees to achieve AMD’s goals.

Summary of the 2004 Plan

The following paragraphs provide a brief summary of the principal features of the 2004 Plan and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the entire 2004 Stock Plan has been filed with this proxy statement as Exhibit A.

Background and Purpose of the Plan

The 2004 Plan permits the grant of the following types of Awards: (1) nonstatutory stock options, incentive stock options and stock appreciation rights granted at the fair market value of our common stock on the date of grant (Fair Market Value Awards), and (2) restricted stock awards, restricted stock units and nonstatutory stock options that may be granted at 85 percent of fair market value on the date of grant, so long as the discount is granted in lieu of a portion of salary or cash bonus (Discount Awards). The 2004 Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. Approximately 4,000 employees of AMD and our subsidiaries would be currently eligible to receive Awards under the 2004 plan. The 2004 Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board of Directors or a delegate or committee appointed by our Board of Directors (the Committee) will administer the 2004 Plan. Option grants will also be made pursuant to the automatic option grant program for our “outside” directors.

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of AMD, but only the Committee itself can grant stock options or make Awards to participants who are executive officers of AMD.

If an Award or an award currently outstanding under any of our current equity compensation plans expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2004 Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. Incentive stock options can only be granted to employees. The actual number of individuals who will receive an Award under the 2004 Plan cannot be determined in advance because the Committee has the discretion to select the participants. No individual may receive more than 2,000,000 shares as an Award under the 2004 Plan in any calendar year, except that an individual may receive an Award up to 4,000,000 shares during the first 12 months of employment.

In determining whether an Award should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an Award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for the entire company and/or one of our business units. Performance goals may be based on business criteria including: return on assets, net income, earnings per share, return on equity, return on investment, market share, operating income, cash flow, revenue, new product releases, revenue growth or other financial measures or performance related measures.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Fair Market Value Awards

Stock Options.    A stock option is the right to purchase shares of AMD’s common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonstatutory and incentive stock options. The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each nonstatutory stock option and incentive stock option cannot be less than 100 percent of the fair market value of our common stock on the date of grant (with the limited exception for certain nonstatutory stock options described under Discount Awards, below.)

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but not later than 10 years after the grant date.

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan. The participant must pay any taxes AMD is required to withhold at the time of the exercise.

Stock Appreciation Rights.    Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. Stock appreciation rights may be granted to employees and consultants. The Committee determines the terms and conditions of stock appreciation rights. However, no stock appreciation right may be granted at less than fair market value of our common stock on the date of grant or have a term of over ten (10) years from the date of grant. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from AMD in an amount determined by multiplying (i) the difference between the closing price of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. AMD’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Automatic Stock Option Grants to Outside Directors

The 2004 Plan provides for the automatic granting of nonstatutory stock options to directors who are not our employees (Outside Directors). These options will have a term of 10 years and will have an exercise price per share equal to 100 percent of the fair market value per share of common stock on the date of the grant. These options are granted on April 30, July 31, October 31 and December 15 each year.

Outside Director Option Program.    An Outside Director who has not previously been elected or appointed as a member of the Board will be granted a First Option as follows:

Grant Date	Number of Shares	Vesting
Grant date following first election	12,500	4,166–one year following grant; balance–monthly over the next two years

Next grant date	12,500	4,166–one year following first grant; balance–monthly over the next two years

Next grant date	12,500	4,166–one year following first grant; balance–monthly over the next two years

Next grant date	12,500	4,166–one year following first grant; balance–monthly over the next two years

Upon re-election to the Board, an Outside Director will automatically be granted an Annual Option as follows:

Grant Date	Number of Shares	Vesting
April 30, year of re-election	6,250	2,083–April 30, year following grant; balance–monthly over the next two years

July 31, year of re-election	6,250	2,083–April 30, year following grant; balance–monthly over the next two years

October 31, year of re-election	6,250	2,083–April 30, year following grant; balance–monthly over the next two years

December 15, year of re-election	6,250	2,083–April 30, year following grant; balance–monthly over the next two years

Discount Awards

Under the 2004 Plan, the Committee can make the following Discount Awards, up to a total of 9 million shares during the life of the plan:

Restricted Stock.    Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The purchase price for an award of restricted stock will be $0.01 per share. The Committee will determine the number of shares of restricted stock granted to any employee or consultant. Restricted stock based on continued service may not vest for three years from the date of grant. Restricted stock that is performance based may not vest for at least one year from the date of grant.

Restricted Stock Units.    Restricted Stock Units are awards that obligate AMD to issue a specific number of shares of AMD common stock in the future if the vesting terms and conditions scheduled by the Committee are satisfied and may be payable in cash or in shares of our common stock. The purchase price for the shares will be $0.01 per share. The Committee will determine the number of shares that are subject to such restricted stock units. Restricted stock units based on continued service may not vest for three years from the date of grant. Restricted stock units that are performance based may not vest for at least one year from the date of grant.

Discount Stock Options.    Discount stock options may be subject to the same requirements and conditions as are applicable to regular nonstatutory stock options described above except that the fixed exercise price may be granted at up to 85 percent of fair market value on the date of grant, if the discount is in lieu of a portion of salary or cash bonus. Options cannot be exercised until they become vested. The Committee establishes the vesting schedule of each option at the time of grant. Options expire at the times established by the Committee, but not later than 10 years after the date of grant.

Change of Control

Stock Options, Stock Appreciation Rights and Restricted Stock Units.    In the event of a merger or sale of substantially all of our assets, the successor corporation will either assume or provide a substitute award for each outstanding stock option, stock appreciation right and restricted stock unit. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option, stock appreciation right or restricted stock unit will immediately vest and become exercisable as to all of the shares subject to such award and that such award will terminate upon the expiration of such notice period.

Restricted Stock.    In the event of a merger or sale of substantially all of our assets, any AMD repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. If our repurchase or reacquisition right is not assigned to the successor corporation, our repurchase or reacquisition right will lapse and the participant will be fully vested in the shares of restricted stock.

Automatic Outside Director Options.    In the event of a change of control of AMD, the automatic stock option grants described above will vest 100 percent immediately upon the change of control without regard to termination of their service as a director.

Acceleration in Connection with a Termination of Employment.    If a participant’s employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers, there is a constructive termination of their employment) within one year after a change of control, all options held by that participant become fully vested. A constructive termination occurs if the executive officer resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “Change of Control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then-outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or our liquidation or a sale of substantially all of our assets. The 2004 Plan change of control provisions are not applicable to Awards granted to Dr. Ruiz or Mr. Sanders.

Plan Benefits Table

The following table shows in the aggregate the Annual Options that will be granted to Outside Directors under the 2004 Plan in 2004, if these amendments are approved by the stockholders. Because future awards to our executive officers and employees are discretionary and cannot be determined at this time, the table does not reflect any of those awards.

Name and Position	Exercise Price (per share)	Number of Shares
All director nominees who are not executive officers as a group (8 persons)	Fair market value on date of grant	225,000

Non-Transferability of Awards

Unless a participant’s employment agreement provides otherwise or the Committee determines otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and AMD of Awards granted under the 2004 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects under Section 83(b) to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.

Restricted Stock Units.    A participant will not be taxable upon grant or upon vesting of a restricted stock unit. Instead, he or she will be taxable upon receipt of the shares or cash value of the shares at the time that the shares or cash is distributed to the participant. The participant may not make a Section 83(b) election with respect to the restricted stock unit.

Tax Effect for AMD.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, AMD can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting AMD to continue to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the 2004 Plan and Prohibition on Repricing or Exchange of Awards Without Stockholder Approval

The Board generally may amend or terminate the 2004 Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange awards under the 2004 Plan, amend the 2004 Plan to increase the number of shares available under the 2004 Plan, change the class of employees eligible to participate in the 2004 Plan or provide for additional material benefits under the 2004 Plan without stockholder approval.

Summary

We believe strongly that the approval of the 2004 Plan is essential to our continued success. Awards such as those provided under the 2004 Plan constitute an important incentive for key employees and other service providers of AMD and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the 2004 Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

The Board of Directors unanimously recommends a vote “FOR” the approval of AMD’s 2004 Stock Plan.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 28, 2003, has accompanied or preceded this proxy statement. You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of www.amd.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the Securities and Exchange Commission. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453.

AMD, the AMD arrow logo, AMD Athlon, and combinations thereof and Advanced Micro Devices are either registered trademarks or trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Appendix A

Charter of the

Audit Committee

of Advanced Micro Devices, Inc.

This amended Audit Committee Charter was adopted by the Board of Directors of Advanced Micro Devices, Inc. effective February 27, 2004.

I.    Purpose

The purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding:

(a)    the integrity of the Company’s financial statements;

(b)    the Company’s compliance with legal and regulatory requirements;

(c)    the independent auditor’s qualifications and independence; and

(d)    the performance of the Company’s internal audit function and independent auditor.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated by the Board of Directors to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with accounting principles generally accepted in the United States (GAAP) and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Auditing Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the

Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

The Committee shall consist of no fewer than three members of the Board and each Committee member shall be financially literate as determined by the Board in its business judgment. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee and its Chair will be appointed by and serve at the discretion of the Board and may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. At its discretion, the Committee may, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Duties and Responsibilities

Interaction with the Independent Auditor

1.    Appointment and Oversight.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3.    Independence of Independent Auditor.    At least annually, the Committee shall review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)    The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)    The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii)    The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv)    The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v)    If applicable, the Committee shall consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall meet with management, the independent auditor and the internal auditor in connection with the planning of each annual audit to discuss the review of internal controls, the scope of the audit, the procedures to be followed and the staffing of the audit.

The Committee shall review and discuss with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; (ii) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (iii) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of applying GAAP on the Company’s financial statements; and (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

The Committee shall review and discuss the annual audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the internal auditor and the independent auditor.

5.    Separate Meetings with the Independent Auditor.    The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (i) any accounting adjustments that were noted or proposed by the auditor but were “not recorded” (as immaterial or otherwise); (ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act, relating to the detection of information during an audit indicating that an illegal act has or may have occurred, has not been implicated.

The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (i) all accounting policies and practices to be used that the independent auditor identifies as critical; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” or any successor guideline.

6.    Recommendation to Include Financial Statements in Annual Report.    Based on the review and discussions in paragraphs 4 and 5 above, the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, the Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss the quarterly financial statements to be included in the Company’s Quarterly Report on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management, the internal auditor and the independent auditor.

Internal Audit

8.    Appointment.    The Committee shall review and approve the appointment and replacement of the internal auditor.

9.    Separate Meetings with the Internal Auditor.    The Committee shall meet at least annually with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function. The Committee shall meet at least quarterly with the Internal Auditor to discuss any issues that the internal auditor believes warrant audit committee attention.

Other Duties and Responsibilities

10.    The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard will be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11.    The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

12.    The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13.    The Company’s General Counsel or outside counsel will bring to the Committee’s attention any legal matter that could reasonably be expected to have a material impact on the Company’s financial statements, and the Committee shall discuss those legal matters with the Company’s General Counsel or outside counsel.

14.    The Committee shall request assurances from management and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions and that they have not retained the independent auditor for non-audit services without the pre-approval of the Company’s Vice President and Controller. The Committee shall request comments from the independent auditor on these issues.

15.    The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

16.    The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.

17.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

18.    The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

19.    Through its Chair, the Committee, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

20.    The Committee shall review human resources and succession planning for the accounting and finance groups within the Company.

21.    The Committee shall perform an annual self-evaluation of the performance of the Committee, including a review of the Committee’s compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

22.    The Committee shall review and reassess this Charter annually and submit any recommended changes to the Board for its consideration.

Appendix B

Charter of the

Nominating and Corporate Governance Committee

of Advanced Micro Devices, Inc.

This Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors of Advanced Micro Devices, Inc. on February 4, 2004.

I.    Purpose

The purpose of the Nominating and Corporate Governance Committee of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a)    the identification of qualified candidates to become Board members;

(b)    the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c)    the selection of candidates to fill any vacancies on the Board;

(d)    the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company; and

(e)    oversight of the evaluation of the board and management.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.    Membership

The Committee shall consist of three or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the New York Stock Exchange, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors that the Committee believes to be desirable and appropriate. The Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

The Chair shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.    Duties and Responsibilities

1.    (a)    At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b)    At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c)    For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i)	personal and professional integrity, ethics and values;

(ii)	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

(iii)	experience in the Company’s industry and with relevant social policy concerns;

(iv)	experience as a board member of another publicly held company;

(v)	ability to make independent analytical inquiries;

(vi)	academic expertise in an area of the Company’s operations; and

(vii)	practical and mature business judgment.

(d)    The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to rights contained in a Certificate of Designation of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

2.    At least annually, the Committee shall review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

3.    In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s certificate of incorporation, bylaws and Corporate Governance Guidelines.

4.    The Committee shall oversee the Board in the Board’s annual review of its performance (including its composition and organization) and the performance of management, and will make appropriate recommendations to improve performance.

5.    The Committee may make recommendations to the Board regarding governance matters, including, but not limited to, the Company’s certificate of incorporation, bylaws, this Charter and the charters of the Company’s other committees.

6.    The Committee shall develop and recommend to the Board the Corporate Governance Guidelines.

7.    The Committee shall develop and recommend to the Board a policy regarding the consideration of director candidates recommended by the Company’s security holders and procedures for submission by security holders of director nominee recommendations.

8.    The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

9.    The Committee shall periodically report to the Board on its findings and actions.

10.    At least annually, the Committee shall review and reassess this Charter and submit any recommended changes to the Board for its consideration.

V.    Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable law and rules of markets in which the Company’s securities then trade.

Appendix C

Charter of the

Compensation Committee

of Advanced Micro Devices, Inc.

This amended Compensation Committee Charter was adopted by the Board of Directors of Advanced Micro Devices, Inc. on February 4, 2004.

I.    Purpose

The purpose of the Compensation Committee of the Board is:

(a)    to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval and evaluating the compensation plans, policies and programs of the Company; and

(b)    to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

The Compensation Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

In addition to the powers and responsibilities expressly delegated to the Compensation Committee in this Charter, the Compensation Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Compensation Committee in this Charter or otherwise shall be exercised and carried out by the Compensation Committee as it deems appropriate without requirement of Board approval, and any decision made by the Compensation Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Compensation Committee hereunder) shall be at the Compensation Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Compensation Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Compensation Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.    Membership

The Compensation Committee will consist of not less than two members of the Board. All members of the Compensation Committee will meet the independence requirements of the New York Stock Exchange, the “outside director” requirements of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and the “non-employee director” requirements of Rule 16-b3 of the Securities Exchange Act of 1934. The members of the Compensation Committee and its Chair will be appointed by and serve at the discretion of the Board and may be removed from the Committee, with or without cause, by the Board.

III.    Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Compensation Committee and set the agendas for Compensation Committee meetings. The Compensation Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Compensation Committee.

The Compensation Committee shall meet quarterly and more frequently as the Compensation Committee deems necessary or desirable. The Compensation Committee will maintain written minutes of its meetings, and the Secretary will file such minutes with the minutes of the meetings of the Board.

All non-management directors that are not members of the Compensation Committee may attend and observe meetings of the Compensation Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Compensation Committee, and in any event shall not be entitled to vote. The Compensation Committee may, at its discretion, include in its meetings members of the Company’s management, or any other persons whose presence the Compensation Committee believes to be desirable or appropriate. Notwithstanding the foregoing, the Compensation Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Compensation Committee.

The Compensation Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside advisors as the Compensation Committee believes to be necessary or appropriate and to approve the fees and retention terms of the advisors. The Compensation Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any such persons retained by the Compensation Committee.

IV.    Duties and Responsibilities

1.    The Compensation Committee will have the authority to determine the form and amount of compensation to be paid or awarded to all executive officers of the Company, and to all other employees as delegated from time to time by the Board of Directors. The Compensation Committee may delegate authority to one or more of its members or to executive officers of the Company with respect to compensation determinations for persons who are not executive officers of the Company.

2.    At least annually, the Compensation Committee will review and approve the corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate CEO performance in light of these goals and objectives. Based on this evaluation, the Compensation Committee will make and review decisions respecting (i) salary paid to the CEO, (ii) the grant of cash-based bonuses and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, subject to the approval of the Board, (iv) any CEO severance or change in control arrangement, subject to the approval of the Board, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at companies that the Compensation Committee determines are comparable based on factors it selects, and the incentive awards given to the Company’s CEO in prior years.

3.    At least annually, the Compensation Committee will review and approve the corporate goals and objectives relevant to non-CEO executive officer compensation. In light of these goals and objectives, the Compensation Committee will make and review decisions respecting (i) salary paid to executive officers, (ii) the grant of cashed-based bonuses and equity compensation awarded to executive officers, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with executive officers, (iv) executive officer severance or change in control arrangements, and (v) any other executive officer compensation matter as from time to time directed by the Board. In determining the long-term incentive component of executive officer compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at companies that the Compensation Committee determines are comparable based on factors it selects, and the incentive awards given to the Company’s executive officers in prior years.

4.    Annually, the Compensation Committee will review and make recommendations to the Board with respect to the adoption and approval of, or amendments to, all umbrella cash-based and equity-based incentive compensation plans and arrangements for the management employees of the Company.

5.    Annually, the Compensation Committee will review and make recommendations to the Board with respect to all forms and amounts of compensation for members of the Board, including equity incentive plans or plan amendments requiring stockholder approval.

6.    The Compensation Committee will report on its activities at each meeting of the Board.

7.    The Compensation Committee will prepare and approve the Compensation Committee report for inclusion in the Company’s proxy statement for the annual meeting of stockholders.

8.    At least annually, the Compensation Committee will review and reassess this Charter and submit any recommended changes to the Board for its consideration.

9.    The Compensation Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Compensation Committee. The Compensation Committee shall conduct such evaluation and review in such manner as it deems appropriate.

V.    Delegation of Duties

In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 4 of Section IV above or for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Exhibit A

ADVANCED MICRO DEVICES, INC.

2004 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel,

•	to compete effectively for the best personnel, and

•	to promote the success of the Company’s business by motivating Employees, Directors and Consultants to superior performance.

Awards granted under the Plan may be Nonstatutory Stock Options (NSOs), Incentive Stock Options (ISOs), Stock Appreciation Rights (SARs), Restricted Stock, or Restricted Stock Units (RSUs), as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of thirty percent (30%) or more.

(c) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of NSOs, ISOs, SARs, Restricted Stock, or RSUs.

(e) “Award Documentation” means any written agreement or documentation published by the Company setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Documentation is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company or its delegate.

(h) “Change of Control” Unless otherwise defined in Award Documentation or a Participant’s employment agreement, the term “Change of Control” shall mean any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with the Company to effect a transaction described in clause (i) or (ii) of this sentence) whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii) there is consummated a merger or consolidation of the Company or subsidiary thereof with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation more than 50% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing: (y) unless otherwise provided in a Participant’s employment agreement, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (z) unless otherwise provided in a Participant’s employment agreement, “Change of Control” shall exclude the acquisition of securities representing more than 20% of either the then outstanding shares of the Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities by the Company or any of its wholly owned

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subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan now or hereafter established by the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Advanced Micro Devices, Inc., a Delaware corporation.

(m) “Constructive Termination” shall mean a resignation by a Participant who has been selected by the Board as a corporate officer of the Company due to diminution or adverse change in the circumstances of such Participant’s service as such a corporate officer, as determined in good faith by the Participant; including, without limitation, reporting relationships, job description, duties, responsibilities, compensation, perquisites, office or location of employment. Constructive Termination shall be communicated by written notice to the Company (or successor to the Company), and such termination shall be deemed to occur on the date such notice is so delivered.

(n) “Consultant” means any natural person, including an advisor, engaged by the Company or Affiliate to render services to such entity.

(o) “Director” means a member of the Board of Directors of Advanced Micro Devices, Inc.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, including Officers and Directors, who is an employee of the Company or any Affiliate. An Employee shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Affiliate, or any successor corporation. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute status as an Employee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported by Bloomberg.com or such other source as the Administrator deems reliable;

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(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg.com or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Incentive Stock Option” means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Independent Director” means a Director of the Company who is not also an Employee of the Company and who qualifies as an “outside director” for purposes of Code Section 162(m), and/or as a “Non-Employee Director” for purposes of Section 16(b) of the Exchange Act.

(v) “Misconduct” means a Participant is determined by the Administrator to have:

(i) committed an act of theft, embezzlement, fraud, dishonesty or other criminal act,

(ii) breached a fiduciary duty owed to the Company (or Affiliate),

(iii) deliberately disregarded rules of the Company (or Affiliate),

(iv) made any unauthorized disclosure of any of the trade secrets or confidential information of the Company (or Affiliate),

(v) engaged in any conduct constituting unfair competition with the Company (or Affiliate),

(vi) induced any customer of the Company (or Affiliate) to break any contract with the Company (or Affiliate), or

(vii) induced any principal for whom the Company (or Affiliate) acts as agent to terminate such agency relationship.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Documentation.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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(z) “Option” means an NSO or ISO granted pursuant to Section 8 of the Plan.

(aa) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award granted under the Plan.

(dd) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement relating to annual revenue, cash position, earnings per share, operating cash flow, market share, new product releases, net income, operating income, return on assets, return on equity, return on investment, other financial measures or any other performance related goal that the Administrator deems appropriate. The Performance Goals may differ from Participant to Participant and from Award to Award.

(ee) “Plan” means this Advanced Micro Devices, Inc. 2004 Equity Incentive Plan.

(ff) “Restricted Stock” means shares of Common Stock granted pursuant to Section 11 of the Plan that are subject to vesting, if any, based on continuing as a Service Provider and/or based on Performance Goals.

(gg) “Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 12 of the Plan.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option that is granted pursuant to Section 10 of the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director or Consultant, subject to the limitations in Section 9 of the Plan with regard to Options granted to Outside Directors.

(ll) “Share” means each share of Common Stock reserved under the Plan or subject to an Award, and as adjusted in accordance with Section 15(a) of the Plan.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

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3. Stock Subject to the Plan.

(a) Reserve. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is seventeen million, four hundred thousand (17.4 million) Shares plus: (i) the number of shares of Common Stock reserved under the Company’s the 1995 Stock Plan of NexGen, Inc., 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan (the “Prior Plans”) that are not subject to outstanding awards under the Prior Plans on the date this Plan is first approved by the Company’s stockholders (the “Effective Date”), and (ii) the number of shares of Common Stock that are released from, or reacquired by the Company from, awards outstanding under the Prior Plans at the Effective Date. Shares reserved under this Plan that correspond to shares of Common Stock covered by part (ii) of the immediately preceding sentence shall not be available for grant and issuance pursuant to this Plan except as such shares of Common Stock cease to be subject to such outstanding awards, or are repurchased at the original issue price by the Company, or are forfeited; provided, however, that in no event shall more than nine (9) million of the Shares issuable under the Plan be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Reissuance. If Shares are: (i) subject to an Award that terminates without such Shares being issued, or (ii) issued pursuant to an Award, but are repurchased at the original issue price by the Company, or (iii) forfeited; then such Shares will again be available for grant and issuance under this Plan. At all times the Company will reserve and keep available the number of Shares necessary to satisfy the requirements of all Awards then vested and outstanding under this Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of Awards exceed one hundred eighty (180) million Shares (adjusted in proportion to any adjustments under Section 15(a)) over the term of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption of “performance-based compensation” under Section 162(m) of the Code and related regulations.

(ii) Rule 16b-3. To the extent that the Administrator determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iii) Other Administration. Other than as provided above, the Plan shall be administered by the Administrator in a manner to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation Section 17, and in the case of a Board delegate, subject to the specific duties delegated by the Board to such Board delegate, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value as defined above;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement and documentation for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), transferability, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

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(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights may be granted to Service Providers. Incentive Stock Options may only be granted to employees of the Company and any Parent or Subsidiary of the Company. Outside Directors shall not be eligible for the benefits of the Plan, except as provided in Section 9 of the Plan.

6. Limitations on Awards.

(a) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or any Affiliate to terminate such relationship at any time, with or without cause or to adjust the compensation of any Participant.

(b) Exercise; Rights as a Stockholder; Effect of Exercise.

(i) Any Award granted hereunder shall be exercisable or vest according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Documentation, including, without limitation, Participant’s continuous status as a Service Provider and/or Participant’s satisfaction of Performance Goals. An Award may not be exercised for a fraction of a Share. An Award shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Documentation) from the person entitled to exercise the Award The Participant must remit to the Company full payment for the Shares with respect to which the Award is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Documentation and the Plan. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and Participant’s spouse, or after the death of the Participant in the name of the Participant’s beneficiaries or heirs or as directed by the executor of Participant’s estate under applicable law.

(ii) Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised or vests. No adjustment of an Award will be made for

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a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan or specified in such Award’s Award Documentation.

(iii) Exercising an Award in any manner that results in the issuance of Shares shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Award, by the number of Shares as to which the Award is exercised.

(c) Misconduct. If a Participant is determined by the Administrator to have committed Misconduct then, unless otherwise provided in a Participant’s agreement for services as a Service Provider, neither the Participant, the Participant’s estate nor such other person who may then hold any Award granted to the Participant shall be entitled to exercise any such Award with respect to any Shares, after termination of status as a Service Provider, whether or not the Participant may receive from the Company (or Affiliate) payment for: vacation pay, services rendered prior to termination, services rendered for the day on which termination occurs, salary in lieu of notice, or any other benefits. In making such determination, the Administrator shall give the Participant an opportunity to present evidence to the Administrator. Unless otherwise provided in a Participant’s agreement for services as a Service Provider, termination of status as a Service Provider shall be deemed to occur on the date when the Company (or Affiliate) dispatches notice or advice to the Participant that status as a Service Provider is terminated.

(d) 162(m) Limitations.

(i) Except in connection with his or her initial service, no Service Provider shall be granted, in any calendar year, Awards covering in the aggregate more than 2,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Awards covering in the aggregate up to 4,000,000 Shares in the first twelve (12) months of such Service Provider’s service, rather than the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15(b), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

(e) Tax Withholding.

(i) Where, in the opinion of counsel to the Company, the Company has or will have an obligation to withhold foreign, federal, state or local taxes relating to the exercise of any Award, the Administrator may in its discretion require that such tax obligation be satisfied in a manner satisfactory to the Company. With respect to the exercise of an Award, the Company may require the payment of such taxes before Shares deliverable pursuant to such exercise are transferred to the holder of the Award.

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(ii) With respect to the exercise of an Award, a Participant may elect (a “Withholding Election”) to pay the minimum statutory withholding tax obligation by the withholding of Shares from the total number of Shares deliverable pursuant to the exercise of such Award, or by delivering to the Company a sufficient number of previously acquired shares of Common Stock, and may elect to have additional taxes paid by the delivery of previously acquired shares of Common Stock, in each case in accordance with rules and procedures established by the Administrator. Previously owned shares of Common Stock delivered in payment for such additional taxes must have been owned for at least six months prior to the delivery or must not have been acquired directly or indirectly from the Company and may be subject to such other conditions as the Administrator may require. The value of each Share withheld, or share of Common Stock delivered, shall be the Fair Market Value per share of Common Stock on the date the Award becomes taxable. All Withholding Elections are subject to the approval of the Administrator must be made in compliance with rules and procedures established by the Administrator.

7. Term of Plan. The Plan shall become effective upon its adoption by the Board, subject to stockholder approval. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

8. Options.

(a) Term of Options. The term of each Option shall be not greater than ten (10) years from the date it was granted.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(ii) In the case of an ISO granted to any Employee who, at the time the ISO is granted owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(iii) In the case of an ISO granted to any Employee other than an Employee described in subsection (ii) immediately above, the per Share price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

(iv) In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant; however, subject to the overall limitation on the number of below fair market value Awards, up to nine (9) million shares may be granted at 85% of fair market value on the date of grant, so long as the discount is granted in lieu of some portion of salary or cash bonus.

(v) The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

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(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i) check;

(ii) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iii) broker-assisted cashless exercise; or

(iv) any combination of the foregoing methods of payment; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Option may be exercised within the period of time specified in the Option Agreement to the extent that the Option is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Option) not to exceed five (5) years (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified period of time in the Plan or the Award Documentation, the Option shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Option is not fully vested, then the unvested Shares shall revert to the Plan. If, after termination, the Participant’s Option is not fully exercised within the time specified, then the unexercised Shares covered by such Option shall revert to the Plan and such Option shall terminate.

(e) Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the Option, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the Option), provided the actual date of exercise is in no event after the expiration of the term of the Option. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an Option by reason of the Participant’s death or Disability.

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(f) Events Not Deemed Terminations: Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of: (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Option while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option.

(g) ISO Rules. The Option Agreement for each ISO shall contain a statement that the Option it documents is an ISO. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which all ISOs held by a Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, such excess Shares shall be treated as Shares subject to an NSO. For purposes of this subsection 8(k), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares subject to an ISO shall be determined as of the time the ISO with respect to such Shares is granted.

(h) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

9. Option Grants to Outside Directors. The automatic grants pursuant to this Section 9 shall not be subject to the discretion of any person and may only be granted to Directors who are not also Employees (“Outside Director”). All grants of Options to Outside Directors pursuant to this Section 9 shall be made strictly in accordance with the following provisions:

(a) Timing and Number. Each Outside Director shall be granted an Option to purchase 12,500 Shares under the Plan (the “First Option”) on April 30, July 31, October 31 and December 15 or the first business day following such date (the Grant Date), in the year that such Outside Director is first elected or appointed as a member of the Board; provided that an Outside Director who has previously been elected as a member of the Board on the Effective Date set forth in Section 14 below shall not be granted a First Option under the Plan. Thereafter, on April 30, July 31, October 31 and December 15 or the first business day following such date, each Outside Director reported as being elected at the annual meeting of the Company’s stockholders shall be granted an additional Option to purchase 6,250 Shares under the Plan (the “Annual Option”). Further, subject to the right of any Outside Director who has not previously been elected as a member of the Board to receive a First Option, if there are insufficient Shares available under the Plan for each Outside Director who is eligible to receive an Annual Option (as adjusted) in any year, the number of Shares subject to each Annual Option in such year shall equal the total number of available Shares then

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remaining under the Plan divided by the number of Outside Directors who are eligible to receive an Annual Option on such date, as rounded down to avoid fractional Shares. All Options granted to Outside Directors shall be subject to the following terms and conditions of this Section 9. All Options granted to Outside Directors pursuant to the Plan shall be NSOs.

(b) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, may consist entirely of (i) check, (ii) other Shares which (x) either have been owned by the Participant for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value per Share on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, or (iv) any combination of the foregoing methods of payment.

(c) Term and Vesting. Each Option granted to an Outside Director shall be for a term of ten years. Each First Option shall vest and become exercisable according to the following schedule: for Options first granted on April 30, one-third on April 30 of the calendar year following the date of grant; the remaining two-thirds vest in monthly increments thereafter, through April 30 of the third calendar year following the date of grant. Options granted on any other Grant Date following appointment to the Board shall vest and become exercisable one-third on the anniversary of the grant date and the remaining two thirds will vest in monthly increments thereafter for the next two years. Each Annual Option shall vest and become exercisable according to the following schedule: one-third on April 30 of the calendar year following the date of grant; the remaining two-thirds vest in monthly increments thereafter, through April 30 of the third calendar year following the date of grant. Any Shares acquired by an Outside Director upon exercise of an Option shall not be freely transferable until six months after the date stockholder approval referred to in Section 21 is obtained.

(d) Termination of Service as an Outside Director. If an Outside Director’s tenure on the Board is terminated for any reason other than Misconduct, then the Outside Director or the Outside Director’s estate, as the case may be, shall have the right for a period of twenty-four (24) months following the date such tenure is terminated to exercise the Option to the extent the Outside Director was entitled to exercise such Option on the date the Outside Director’s tenure terminated; provided the actual date of exercise is in no event after the expiration of the term of the Option. An Outside Director’s “estate” shall mean the Outside Director’s legal representative or any person who acquires the right to exercise an Option by reason of the Outside Director’s death or disability.

(e) Effect of Change of Control. Upon a Change of Control, all Options held by an Outside Director shall become fully vested and exercisable, irrespective of any other provisions of the Outside Director’s Option Agreement.

(f) Effect of Other Plan Provisions. The other provisions of this Plan shall apply to the Options granted automatically pursuant to this Section 9, except to the extent such other provisions are inconsistent with this Section 9.

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10. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. In the case of an SAR, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c) Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement. Each SAR grant shall be evidenced by Award Documentation (a “SAR Agreement”) that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Documentation.

(g) Termination of Relationship as Service Provider. When a Participant’s status as a Service Provider terminates, other than from Misconduct, death or Disability, the Participant’s Stock Appreciation Right may be exercised within the period of time specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested on the date of termination or such longer period of time determined by the Administrator (which may so specify after the date of the termination but before expiration of the Stock Appreciation Right) not to exceed five (5) years (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified period of time in the Plan or the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the date Participant ceased to be a Service Provider. If, on the date of termination, such Participant’s Stock Appreciation Right is not fully vested, then the unvested

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Shares shall revert to the Plan. If, after termination, the Participant’s Stock Appreciation Right is not fully exercised within the time specified, then the unexercised Shares covered by such Stock Appreciation Right shall revert to the Plan and such Stock Appreciation Right shall terminate.

(h) Death or Disability of Participant. If a Participant’s status as a Service Provider terminates from death or Disability, then the Participant or the Participant’s estate, or such other person as may hold the SAR, as the case may be, shall have the right for a period of twelve (12) months following the date of death or termination of status as a Service Provider for Disability, or for such other period as the Administrator may fix, to exercise the SAR to the extent the Participant was entitled to exercise such SAR on the date of death or termination of status as a Service Provider for Disability, or to such extent as may otherwise be specified by the Administrator (which may so specify after the date of death or Disability but before expiration of the SAR), provided the actual date of exercise is in no event after the expiration of the term of the SAR. A Participant’s estate shall mean his legal representative or any person who acquires the right to exercise an SAR by reason of the Participant’s death or Disability.

(i) Events Not Deemed Terminations: Unless otherwise provided in a Participant’s agreement for services as a Service Provider, such Participant’s status as a Service Provider shall not be considered interrupted in the case of: (i) a leave of absence (approved by the Administrator) by a Participant who intends throughout such leave to return to providing services as a Director, Employee, or Consultant; (ii) sick leave; (iii) military leave; (iv) any other leave of absence approved by the Administrator, provided such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; or (v) in the case of transfer between locations of the Company or among the Company and its Affiliates. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Stock Appreciation Right while on a leave described in subparts (i) through (v) above and/or resumption of vesting on return from such leave as it may deem appropriate, except that in no event shall a Stock Appreciation Right be exercised after the expiration of the term set forth in the Stock Appreciation Right.

(j) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

11. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Restricted Stock that is based only on continued service may not vest for at least three years from the date of grant. Restricted Stock that is based on satisfaction of Performance Goals may not vest for at least one year

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from the date of grant. Once the Shares are issued, voting, dividend and other rights as a stockholder shall exist with respect to Restricted Stock.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price (provided it is at least $0.01 per Share of Restricted Stock to be issued), of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock is granted. Any certificates representing the Restricted Stock shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock Award Documentation. Each Restricted Stock grant shall be evidenced by Award Documentation (a “Restricted Stock Award Documentation”) that shall specify the purchase price (if any) and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine.

12. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to each Restricted Stock Units award, and (ii) the conditions that must be satisfied, the vesting of which typically will be based on continued provision of services and/or satisfaction of Performance Goals. Any Restricted Stock Units award that is based only on continued service may not vest for three years from the date of grant. Any Restricted Stock Units award that is based on satisfaction of Performance Goals may not vest for one year from the date of grant. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions, including the purchase price (provided it is at least $0.01 per Share to be issued), of Restricted Stock Units granted under the Plan. Restricted Stock Units awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock Units award is granted. Restricted Stock Units shall be denominated in units with each unit equivalent to one Share for purposes of determining the number of Shares subject to any Restricted Stock Units award.

(c) Restricted Stock Units Agreement. Each Restricted Stock Units grant shall be evidenced by Award Documentation (a “Restricted Stock Units Agreement”) that shall specify the purchase price (at least $0.01 per Share to be issued) and such other terms conditions, and restrictions as the Administrator, in its sole discretion, shall determine. Each Restricted Stock Units Agreement shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. A Restricted Stock Units Agreement may provide for dividend equivalent units.

(d) Settlement. Settlement of vested Restricted Stock Units may be made in the form of: (i) cash, (ii) Shares or (iii) any combination, as determined by the Administrator and may be

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settled in a lump sum or in installments. Distribution to a Participant of an amount (or amounts) from settlement of vested Restricted Stock Units may be deferred to a date after settlement as determined by the Administrator. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to the Plan.

13. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, the Award Documentation for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Leaves of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the thirty-first day of any unpaid leave of absence and shall only recommence upon return to active service.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, in each case as set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(d) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in

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the manner contemplated. To the extent it has not been previously exercised or vested an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Stock Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or related corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this subsection, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the Option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or related corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(ii) Restricted Stock and Restricted Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, repurchase rights on Shares of Restricted Stock, or any consideration into which such Shares of Restricted Stock are converted as part of such merger or sale, may be assigned to the successor corporation or related corporation, and each outstanding RSU shall be assumed or an equivalent award substituted by the successor corporation or related corporation of the successor corporation. If the successor corporation refuses to assume or substitute for such Awards, then Participants shall fully vest in such Awards. If RSUs become fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify Participants in writing or electronically that their RSUs shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and such RSUs shall terminate upon the expiration of such period. RSUs shall be considered assumed if, following the merger or sale of assets, such RSUs confer the right to purchase or receive, for each Share subject to such RSUs immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the

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outstanding shares of Common Stock); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or related corporation, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to such RSUs, to be solely in the form of common stock of the successor corporation or related corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Change of Control. Unless otherwise provided in a Participant’s agreement for services as an employee of the Company, if, within one year after a Change of Control has occurred, such Participant’s status as an employee of the Company is terminated by the Company (including for this purpose any successor to the Company due to such Change of Control and any employer that is an Affiliate of such successor) for any reason other than for Misconduct or, if applicable, terminated by such Participant as a Constructive Termination, then all Awards held by such Participant shall become fully vested for exercise upon the date of termination of such status, irrespective of the vesting provisions of such Participant’s Award Documentations.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws and shall obtain stockholder approval for any amendment to the Plan to increase the number of shares available under the Plan, to change the class of employees eligible to participate in the Plan or to provide for additional material benefits under the Plan.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under Applicable Laws. The

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Company will be under no obligation to register the Shares with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date of adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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AMD-27318B

One AMD Place

Sunnyvale, CA 94088

(408) 749-4000

You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 10:00 a.m. on Thursday, April 29, 2004, at the W Hotel, 181 Third Street, San Francisco, California. Detailed information regarding the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether or not you plan to attend the meeting, it is important that the shares be voted. Accordingly, we ask that you either vote by telephone or by the Internet or sign and return your proxy card as soon as possible in the envelope provided.

Remember: If shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card showing that you were the direct or indirect (“beneficial”) owner of the shares on March 1, 2004 to attend the meeting.

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PROXY

ADVANCED MICRO DEVICES, INC.

Annual Meeting of Stockholders - April 29, 2004

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints HECTOR DE J. RUIZ and HOLLIS M. O’BRIEN and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion, on all matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, April 29, 2004, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of appointment of independent auditors and FOR the approval of the AMD 2004 Equity Incentive Plan and, in the discretion of the proxyholders, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PROXY SERVICES C/O EQUISERVE P.O. BOX 43004 PROVIDENCE, RI 02940-3004

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Advanced Micro Devices, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ADVMC1 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANCED MICRO DEVICES, INC. The Board of Directors recommends a vote FOR Items 1, 2 and 3. Nominees for Directors:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

1.     01) W. J. Sanders III, 02) Hector de J. Ruiz, 03) W. Michael Barnes, 04) Charles M. Blalack, 05) R. Gene Brown, 06) Bruce Claflin, 07) H. Paulett Eberhart, 08) Robert B. Palmer, 09) Leonard M. Silverman

	☐	☐	☐

Vote on Proposals	For	Against	Abstain

2. Ratification of appointment of independent auditors.	☐	☐	☐

3. Approval of the AMD 2004 Equity Incentive Plan.	☐	☐	☐

Unless otherwise specified, this proxy will be voted FOR the listed nominees for Director, FOR Ratification of Ernst & Young LLP as the Company’s independent auditors and FOR Approval of the AMD 2004 Equity Incentive Plan.

Please sign exactly as the name or names appear in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executor, administrators and trustees so indicate when signing.

MARK HERE FOR ADDRESS CHANGE AND NOTE CORRECTIONS AT RIGHT			☐
Please indicate if you would like to keep your vote confidential under the current policy	☐	☐
	Yes	No
Signature (PLEASE SIGN WITHIN BOX) Date				Signature (Joint Owners) Date